UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a–12
Columbus McKinnon Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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2023 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING

INTELLIGENT MOTION
Columbus McKinnon

A MESSAGE FROM THE CHAIRMAN OF THE BOARD

Dear Fellow Shareholders,

On behalf of the Board of Directors, I want to thank you for your continued investment in Columbus McKinnon and the confidence and trust you have placed in the Board to oversee your interests. We look forward to speaking with you at our 2023 Annual Meeting of Shareholders, which will be held on Monday, July 24, 2023, and can be accessed online as noted in the enclosed Notice of Annual Meeting.

I encourage you to read more about our Board of Directors and corporate governance practices in the accompanying proxy statement. But I also want to take this opportunity to point out the successes of the Company this past year. Columbus McKinnon achieved record performance for revenue, gross margin and operating income in fiscal 2023. We believe this demonstrates our management and team’s effective execution of our strategy to drive stronger earnings power, diversify into less cyclical markets with more enduring tailwinds and to expand our total addressable market to create greater opportunity for growth as we advance our leadership position in intelligent motion for material handling.

Board Composition and Structure

The composition of our Board and its leadership structure has been evolving.

Effective with our Annual Meeting, Richard Fleming will retire from our Board after 24 years of service including as Chairman from July 2018 through March 2023. Rick was instrumental in the significant amount of change the Company has undergone in the last five years. In that time, we have implemented a strategy that is transforming the Company, measurably enhanced our governance processes and, importantly, implemented a board refreshment and succession plan that enables us to sustain our efforts to drive shareholder value creation and provide the guidance and governance needed to deliver on our long-term goals. Rick’s contributions will be missed, yet his foresight to plan for change and transition and collaborative work with your Board helped set the framework for the refreshment of our membership and seamless succession in various leadership roles.

In addition to my assuming the position of Chair, we have appointed Kathryn Roedel as Lead Director. This board structure proves useful in an active phase of enterprise transformation and enables the Board to provide thoughtful, responsive leadership and oversight to support management while maintaining a balanced view of risk management and opportunity assessment. We have also refreshed our Board membership and Committee leadership, the details of which are provided in this proxy statement.

Corporate Sustainability

We have published our third Corporate Sustainability Report this year. We are demonstrating progress with our ESG initiatives which has been validated by our listing as one of Newsweek Magazine’s “Top Responsible Companies” and the receipt of an above average first-time reporter score for the Carbon Disclosure Project (CDP). We believe this is a journey and your Board is actively engaged in oversight of our business practices to protect and improve our environment, to provide a safe, healthy and engaged work environment for our employees, and to support the many communities in which we have operations.

We hope you are as excited about the future of Columbus McKinnon as we are.

Sincerely,

Gerald G. Colella

Chairman of the Board

June 12, 2023

DEAR FELLOW SHAREHOLDER:

It is a pleasure to invite you to the 2023 Columbus McKinnon Corporation annual meeting of shareholders. The meeting will be held virtually via live webcast at 10:00 a.m., ET on Monday, July 24, 2023 at www.proxydocs.com/CMCO. Prior registration is required to attend and participate in the Annual Meeting at www.proxydocs.com/CMCO. Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2023 Annual Meeting in person. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our annual meeting.

The Board of Directors has fixed the close of business on May 30, 2023, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

David J. Wilson President & Chief Executive Officer	Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary

Columbus McKinnon Corporation  •  205 Crosspoint Parkway  •  Buffalo, New York 14068

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

When: Monday, July 24, 2023 at 10:00 a.m. ET	Where: Virtual Meeting at www.proxydocs.com/CMCO

Items of Business:

1.	To elect 9 Directors to hold office until the 2024 Annual Meeting and until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2024;

3.	To conduct a shareholder advisory vote on the compensation of our named executive officers;

4.	To conduct a shareholder advisory vote on the frequency of our shareholder vote with respect to the compensation of our named executive officers; and

4.	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

Who Can Vote?

Only shareholders of record at the close of business on May 30, 2023, will be entitled to vote at the annual meeting.

Virtual Meeting

Please note that, prior registration is required to attend and participate in the Annual Meeting at www.proxydocs.com/CMCO. Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2023 Annual Meeting in person.

A MESSAGE FROM THE CHAIRMAN OF THE BOARD

SHAREHOLDER’S LETTER

NOTICE OF 2023 ANNUAL MEETING

SUMMARY OF PROXY STATEMENT	1
Voting Recommendations	1

MISSION, VISION, VALUES	3

BUSINESS HIGHLIGHTS UPDATE	7

PROPOSAL 1: ELECTION OF DIRECTORS	18

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024	28

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	29

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF A SHAREHOLDER VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30

VOTING STANDARD	31

CORPORATE GOVERNANCE POLICY	33
Governance Highlights	33
Environmental, Social & Governance (“ESG”) at CMCO	34
General Corporate Governance Policy	40
Board Leadership Structure	40
Board Composition and Diversity	40
Blend of Experiences and Qualifications	42
Board of Directors Independence	42
Board Meetings and Attendance	42
Code of Conduct	42
Risk Oversight	43
Audit Committee	45
Compensation and Succession Committee	46
Corporate Governance and Nomination Committee	47
Director Stock Ownership Guidelines	48
Director Nonqualified Deferred Compensation Plan	48
Officer Stock Ownership Guidelines	48

DIRECTOR COMPENSATION	49

OUR EXECUTIVE LEADERSHIP OFFICERS	51

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	53

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55

SUMMARY OF PROXY STATEMENT

This summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the complete proxy statement carefully before voting.

Annual Meeting Information

Time and Date	Location	Record Date

10:00 a.m. ET on Monday, July 24, 2023	Virtual Meeting at www.proxydocs.com/CMCO	May 30, 2023

Voting Recommendations

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on May 30, 2023, we had 28,726,228 outstanding shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2024, (iii) FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy, and (iv) FOR a shareholder advisory vote on such executive compensation to be held every year.

In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. Votes may be cast FOR, AGAINST (withhold) or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Brokers may not vote your shares on any matter, except Proposal 2, in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

2023 PROXY STATEMENT	1

SUMMARY OF PROXY STATEMENT

ANNUAL MEETING VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation

Proposal 1	Election of Directors	✔	FOR

Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2024	✔	FOR

Proposal 3	Approval of an advisory resolution on executive compensation	✔	FOR

Proposal 4	Approval of a shareholder advisory vote on such executive compensation to be held every year	✔	FOR

2	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

MISSION, VISION, VALUES

Our Mission

We provide expert, professional-grade solutions, and products, building the trust of customers by solving their high-value problems

Our Vision

To become the global leader in safe and productive intelligent motion solutions

Our Values

Our six values drive everything we do at Columbus McKinnon

Connect Safety To Everything You Do Take personal responsibility. Care for our people. Build products everyone can trust.

Be Easy To Do Business With Focus on the customer. Listen. Simplify.

Deliver On Your Commitments Aim for greatness. Do your best. Hold yourself accountable.

Think Differently Be proactive with ideas. Ask questions. Be part of the solution.

Win As A Team Embrace diversity. Respect each other. Celebrate success.

Act With Integrity Do the right thing. Extend trust. Appreciate differences.

2023 PROXY STATEMENT	3

SUMMARY OF PROXY STATEMENT

OUR PURPOSE STATEMENT

Together we create intelligent motion solutions that move the world forward and improve lives

Innovative Conveyors for E-commerce Applications

Columbus McKinnon’s Dorner brand created a custom conveyor optimized to work on mobile robots in a packaging/parcel handling environment, helping increase the efficiency, speed, and accuracy of a major e-commerce company’s global fulfillment process.

Lifting Systems to Service Environmentally Friendly Trains

To help improve maintenance efficiency and reduce the time trains are out of commission for service and repairs, a lifting system and equipment from Pfaff-Silberblau are in use at the Santa Anna depot of the Metro Lima – Peru’s only urban means of transport that does not contribute to air pollution.

4	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Hoisting and Automation Technology Aid in Electric Truck Manufacturing

A major diesel truck manufacturer turned to Columbus McKinnon for a specialized, automated crane featuring Magnetek® controls and automation technology, Yale® wire rope hoists, and other crane components to increase the safety and efficiency of battery installation on new electric trucks.

Linear Motion Technology Enables Solar Simulation Testing

BF Engineering, a manufacturer of lighting and irradiation equipment, utilized Pfaff-silberblau brand wire rope winches and pulley blocks to create a flexible solar simulation system to test various models of hydrogen-powered car or truck prototypes in a climate chamber.

2023 PROXY STATEMENT	5

SUMMARY OF PROXY STATEMENT

Hoist Technology Ensures Smooth Shipping Traffic on Rhine River

STAHL CraneSystems chain and wire rope hoists are in use in one of the Rhine River’s largest power stations, Ryburg-Schwörstadt, as part of a boat transfer system designed to help shipping vessels cross the station’s tidal barrages, ensuing safe and efficient shipping traffic on this critical waterway.

6	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

BUSINESS HIGHLIGHTS UPDATE

Columbus McKinnon’s growth strategy aims to accelerate our growth with an emphasis on broadening our expertise in intelligent motion solutions for material handling. We are focused on delivering above market growth through organic and inorganic initiatives as well as improved financial performance, which we believe drives shareholder value creation. This strategy transforms Columbus McKinnon into a high value, intelligent motion enterprise.

The strategy is underpinned by our Columbus McKinnon Business System (“CMBS”), that provides the discipline, processes, and core competencies to scale our business. At the core are our people and our values.

2023 PROXY STATEMENT	7

SUMMARY OF PROXY STATEMENT

Pivot from late-stage cyclical industrial company to growth-oriented industrial technology company

With CMBS as the foundation, we are positioned to execute the Core Growth Framework of our strategy. The Framework defines four parallel paths for Columbus McKinnon’s growth and provides clear organic and strategic initiatives. We have detailed action plans for each of the paths within our Core Growth Framework.

We are a market leader in North America for hoists, material handling digital power control systems, and precision conveyors, and have strong market positions with certain chain, forged fittings, conveyor, and actuator products.

8	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Dorner and Garvey provide conveying solutions that serve as a leading platform for growth to advance our Intelligent Motion strategy.

Dorner and Garvey also provide new and attractive vertical markets with strong tailwinds.

2023 PROXY STATEMENT	9

SUMMARY OF PROXY STATEMENT

The acquisition of montratec GmbH in May 2023 provides us with a patented asynchronous monorail transport system with proprietary integrated controls that is positioned to benefit from the electric vehicle market expansion, growth in electronics and semi-conductor fabrication, and pharmaceutical and medical markets. The asynchronous platform expands our precision conveyance product offering with logistics solutions that connect robots and workstations with a number of differentiating features from conventional conveyance solutions:

We believe that key considerations for our success include the following:

Strategy defines core growth framework

Columbus McKinnon Business System – CMBS – enables scalability

Conveying solutions add growth catalyst in attractive markets

Operational excellence drives stronger margin profile

Significant cash generation throughout business cycles

Demonstrated performance with strong leadership team

10	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

BROAD GLOBAL PRESENCE, DIVERSE END-MARKETS

2023 PROXY STATEMENT	11

SUMMARY OF PROXY STATEMENT

HISTORY OF DELIVERING INNOVATION

We are focused on growing our core via new product development and advancements in automation. We have a history of driving organic growth with new products. Improved customer experience, safety and productivity remain at the core of our new product development strategy. Additionally, we believe we are driving innovation through automation, creating competitive advantages with pre-engineered automation solutions. Fiscal year 2023 launched products benefiting multiple strategic growth segments and markets. Examples of product development and advancements in automation, include:

Examples of creating competitive and innovative material handling solutions, include:

12	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

TALENT LEADERSHIP

The Company’s goal is to transform Columbus McKinnon into a secular growth intelligent motion solution company. We can only do this by improving the way we focus on talent, which is at the core of the Columbus McKinnon Business System and will enable the execution of that strategy.

It’s by design that we regularly check and recheck how CMCO holds up against market benchmarks in attracting, developing, engaging, retaining, and then rewarding our People. As a result of this work, for example, we now have a leadership training program designed to add and strengthen leadership skills across all levels of the business for emerging, new, and existing managers and supervisors. Similarly, we consistently reinforce these strategic focus areas through repeated communication and recognition of our six Values created to support a transformation-focused culture—not just transformation of the business, but of each employee as they grow within the Company.

Our people must grow and evolve to not only meet the needs of our transforming organization, but to better align with, understand, and connect to CMBS and the tenets of becoming an intelligent motion company. This connection between our people and CMBS is critical to ensure we meet our People, Values, and Culture goals. We evolved our talent and culture to align with our enterprise strategy, as follows:

2023 PROXY STATEMENT	13

SUMMARY OF PROXY STATEMENT

In Fiscal year 2023 we launched a new tiered leadership development program as described below.

14	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

FY23 Financial Metric

Net Sales*
($ in millions)

$876.3
$809.2
$649.6
$906.6
$936.2
FY19
FY20
FY21
FY22
FY23

*FY20 compared to FY19 impacted by ~$34M for divestitures; FY22 compared to FY21 impacted by ~$145M for acquisitions. FY23 compared to FY22 impacted by ~22M for acquisitions.

Operating Income
($ in millions)

$99.8
$30.4
$69.4
$97.7
$7.9
$89.8
$49.0
$6.7
$42.3
$98.1
$24.4
$73.8
$105.8
$8.0
$97.8
FY19
FY20
FY21
FY22
FY23
Non-GAAP Adj

Diluted Earnings per Share and Adjusted Earnings Per Share

3.24
1.80
3.20
2.50
1.57
0.38
2.83
1.04
2.94
1.68
FY19
FY20
FY21
FY22
FY23
Earning per Share
Adjustments

Adj. EBITDA Margin

15.1%
15.7%
11.9%
15.4%
15.8%
FY19
FY20
FY21
FY22
FY23

Cash from Operations

$79.5
$106.8
$98.9
$48.9
$83.6
FY19
FY20
FY21
FY22
FY23

Total Debt, Net of Cash

$229.2
$136.9
$46.8
$395.8
$338.4
FY19
FY20
FY21
FY22
FY23

2023 PROXY STATEMENT	15

SUMMARY OF PROXY STATEMENT

Reconciliation of GAAP Net Income & EPS to Non-GAAP Net Income & EPS

	2023	2022	2021	2020	2019

GAAP Net Income	$48,429	$29,660	$9,106	$59,672	$42,577

Add back (deduct):

Amortization of intangibles	26,001	25,283	12,623	12,942	14,900

Cost of debt refinancing	—	14,803	—	—	—

Acquisition deal, integration, and severance costs	616	10,473	3,951	—	—

Acquisition inventory step-up expense	—	5,042	—	—	—

Business realignment costs	5,140	3,902	1,470	2,831	1,906

Product liability settlement	—	2,850	—	—	—

Acquisition amortization of backlog	—	2,100	—	—	—

Non-cash pension settlement expense	—	—	19,046	—	—

Factory closures	—	—	3,778	4,709	1,473

Insurance recovery legal costs	—	—	229	585	1,282

Net loss on sales of businesses, including impairment	—	—	—	176	25,672

Garvey contingent consideration	1,230	—	—	—	—

Headquarter relocation costs	996	—	—	—	—

Insurance settlement	—	—	—	(382)	—

Gain on sale of building	—	—	(2,638)	—	—

Normalize tax rate to 22%*	2,185	(13,852)	(9,708)	(4,080)	(11,268)

Non-GAAP adjusted net income	$84,597	$80,261	$37,857	$76,453	$76,542

Average diluted shares outstanding	28,818	28,401	24,173	23,855	23,660

Net income per diluted share—GAAP	1.68	1.04	0.38	2.50	1.80

Net income per diluted share—Non-GAAP	2.94	2.83	1.57	3.20	3.24
*	Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, pre-tax.

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

	2023	2022	2021	2020	2019
GAAP income from operations	97,841	73,781	42,255	89,824	69,442

Add back (deduct):

Acquisition deal, integration, and severance costs	616	10,473	3,951	—	—

Acquisition inventory step-up expense	—	5,042	—	—	—

Acquisition amortization of backlog	—	2,100	—	—	—

Factory closures	—	—	3,778	4,709	1,473

Business realignment costs	5,140	3,902	1,470	2,831	1,906

Garvey contingent consideration	1,230	—	—	—	—

Headquarter relocation costs	996	—	—	—	—

Insurance recovery legal costs	—	—	229	585	1,282

Loss on sales of businesses	—	—	—	176	25,672

Insurance settlement	—	—	—	(382)	—

Product liability settlement	—	2,850	—	—	—

Gain on sale of building	—	—	(2,638)	—	—

Debt repricing fees	—	—	—	—	—

Magnetek litigation	—	—	—	—	—

Non-GAAP adjusted income from operations	105,823	98,148	49,045	97,743	99,775

Sales	936,240	906,555	649,642	809,162	876,282

Operating margin—GAAP	10.5%	8.1%	6.5%	11.1%	7.9%

Adjusted operating margin—Non-GAAP	11.3%	10.8%	7.5%	12.1%	11.4%

16	2023 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	2019	2020	2021	2022	2023
GAAP net income	42,577	59,672	9,106	29,660	48,429

Add back (deduct):

Income tax expense (benefit)	10,321	17,484	970	8,786	26,046

Interest and debt expense	17,144	14,234	12,081	20,126	27,942

Investment (income) loss	(727)	(891)	(1,693)	(46)	(315)

Foreign currency exchange (gain) loss	843	(1,514)	941	1,574	(2,189)

Other (income) expense, net	(716)	839	20,850	(1,122)	(2,072)

Depreciation and amortization expense	32,675	29,126	28,153	41,924	41,947

Acquisition deal, integration, and severance costs	—	—	3,951	10,473	616

Acquisition inventory step-up expense	—	—	—	5,042	—

Acquisition amortization of backlog	—	—	—	2,100	—

Cost of debt refinancing	—	—	—	14,803	—

Factory closures	1,473	4,709	3,778	—	—

Business realignment costs	1,906	2,831	1,470	3,902	5,140

Garvey contingent consideration	—	—	—	—	1,230

Headquarter relocation costs	—	—	—	—	996

Insurance recovery legal costs	1,282	585	229	—	—

Loss on sales of businesses	25,672	176	—	—	—

Insurance settlement	—	(382)	—	—	—

Product liability settlement	—	—	—	2,850	—

Gain on sale of building	—	—	(2,638)	—	—

Debt repricing fees	—	—	—	—	—

Magnetek litigation	—	—	—	—	—

Non-GAAP adjusted EBITDA	132,450	126,869	77,198	140,072	147,770

Sales	876,282	809,162	649,642	906,555	936,240

Net income margin—GAAP	4.9%	7.4%	1.4%	3.3%	5.2%

Adjusted EBITDA margin—Non-GAAP	15.1%	15.7%	11.9%	15.4%	15.8%

2023 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

NEW BOARD DEVELOPMENTS

Mr. Liam McCarthy retired from the Board of Directors on January 21, 2023. The Board and Management thank Mr. McCarthy for his fifteen (15) years of dedicated service and leadership on behalf of the Company.

Ms. Rebecca Yeung was elected to the Board on January 9, 2023, and as a member of the Corporate Governance and Nomination Committee.

Mr. Richard Fleming will be retiring from the Board of Directors at the end of his term at the Annual Meeting of Shareholders on July 24, 2023. The Board and Management thank Mr. Fleming for his twenty-four (24) years of dedicated service on behalf of the Company, including holding the positions of Chairman of the Board from 2018 to March 31, 2023, Audit Committee Chair for over a decade and Interim CEO from January 10, 2020, to June 1, 2020.

Mr. Gerald Colella was appointed Chairman of the Board effective April 1, 2023. He joined the

Columbus McKinnon Board of Directors in November 2021.

Ms. Kathryn Roedel was appointed as Lead Director effective April 1, 2023. She will serve as a key advisor and support the Chairman of the Board. She joined the Columbus McKinnon Board of Directors in October 2017.

The Company’s committee leadership has also been refreshed. The new leaders are:

•	Ms. Jeanne Beliveau-Dunn, Chair of the Compensation & Succession Committee

•	Mr. Aziz Aghili, Chair of the Corporate Governance and Nomination Committee

•	Mr. Michael Dastoor will succeed Mr. Mitts as Chair of the Audit Committee following the Annual Meeting.

ELECTION OF DIRECTORS

On October 18, 2022, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of New York effecting an amendment and restatement of the Company’s certificate of incorporation to remove the requirement that the Company’s board of directors consist of not less than three and no more than nine directors. The Restated Certificate was approved by the Company’s shareholders at the Special Meeting held on October 17,2022. On October 20, 2022, the Company’s board of directors also adopted amended and restated bylaws to, among other matters, remove the requirement that the Company’s board of directors consist of not less than three and no more than nine directors, except as otherwise provided therein.

The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings held in fiscal year 2023, except Ms. Yeung who was elected in January 2023.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Gerald G. Colella, Kathryn V. Roedel, David J. Wilson, Heath A. Mitts, Aziz A. Aghili, Jeanne Beliveau-Dunn, Michael Dastoor, Chad R. Abraham and Rebecca Yeung, each of whom has been previously elected by our shareholders except Ms. Yeung. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

18	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

The following information is provided concerning the nominees for Director:

Name	Age	Position

Gerald G. Colella	66	Chairman of the Board

Kathryn V. Roedel	62	Lead Director

David J. Wilson	54	Director

Heath A. Mitts	52	Director

Aziz S. Aghili	64	Director

Jeanne Beliveau-Dunn	63	Director

Michael Dastoor	57	Director

Chad R. Abraham	54	Director

Rebecca Yeung	51	Director

Gerald G. Colella

Director since November 2021.

Appointed Chairman of the Board April 1, 2023

Age: 66

Principal Occupation:

•  Chairman MKS Instruments

Board Committees:

•  Prior to appointment as Chairman, served on the Compensation & Succession Committee, and Corporate Governance & Nomination Committee from July 2022-February 2023

Mr. Colella was appointed Independent Director of the Company in November 2021. He served on the Compensation and Succession Committee and the Corporate Governance and Nomination Committee until his appointment as Chairman on April 1, 2023. Mr. Colella also serves as the Chairman of the Board for MKS Instruments (Nasdaq: MKSI), a global provider of instruments, systems, subsystems, and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes. He also serves as the Chairman of the Board of Advisors for the University of Lowell’s Manning School of Business. Previously, he served on the Board of Directors for GCP Applied Technologies.

In 2020, Mr. Colella retired as President and CEO of MKS after spending 36 years advancing through progressively challenging positions. His experience spans from Vice President of Worldwide Operations to Chief Business Officer and later Chief Operating Officer. During this time, he oversaw all aspects of the business, preparing him for his successful tenure as President and CEO.

Mr. Colella holds a bachelor’s degree in secondary education and teaching from the University of Lowell and an MBA from Southern New Hampshire University. He also holds an honorary doctorate from the University of Massachusetts.

Qualifications

Mr. Colella’s qualifications to serve on the Board include his senior leadership and governance experience, his financial and accounting leadership, and deep industrial technology experience, combined with his track record of expanding into new geographies and markets, while delivering sustainable and profitable growth.

2023 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

Kathryn V. Roedel

Director since October 2017

Elected Lead Director April 1, 2023

Age: 62

Principal Occupation:

•  Retired from Sleep Number Corporation

Board Committees:

•  Prior to Lead Director, Chair Corporate Governance & Nomination Committee and member of the Audit Committee, and Compensation & Succession Committee from July 2022 - February 2023

Kathryn Roedel was appointed a Director of the Company in October 2017. She served as the Chair for the Corporate Governance and Nomination Committee and as a member of the Compensation and Succession Committee, and Audit Committee, until her election as Lead Director on April 1, 2023. Ms. Roedel serves as a Board Director at Generac, Holdings, Inc. (NYSE: GNRC).

Ms. Roedel was the EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (NASDAQ: SCSS), a direct-to-consumer, vertically integrated mattress retailer and manufacturer until her retirement in 2016. Ms. Roedel held various leadership positions over her 11 years including EVP, Products and Services and SVP, Global Supply Chain Officer where she led the company’s supply chain, product management, customer and home delivery services, continuous improvement, and customer experience organizations. Ms. Roedel served on the Executive Board of the International Sleep Products Association as Vice Chair and Chair from 2013 to 2015. Prior to her tenure at Sleep Number, Ms. Roedel held VP and General Management operating roles at General Electric, spanning 22 years in ‘B2B’ businesses including GE Healthcare and GE Information Services. Ms. Roedel serves as Executive Co-Chair for the Minnesota Chapter of Women Corporate Directors.

Ms. Roedel holds a Bachelor of Science degree in mechanical engineering from Michigan State University.

Qualifications

Ms. Roedel’s qualifications to serve on the Board include her senior leadership, public company board and governance experience and her international supply chain experience, strategy, risk management, technology development, regulatory compliance, and leadership development. She is a recognized leader in Corporate Governance with honors including the 2022 NACD Directorship 100 and 2019 Outstanding Directors by Twin Cities Business Magazine.

20	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

David J. Wilson Director since June 1, 2020 Age: 54 Principal Occupation: • As of June 1, 2020, President and Chief Executive Officer

David J. Wilson joined Columbus McKinnon Corporation on June 1, 2020, as President and Chief Executive Officer. Prior to joining Columbus McKinnon, Mr. Wilson served as President of Flowserve Corporation’s Pumps Division from 2018 to 2020. He joined Flowserve in 2017 as the President of Flowserve’s Industrial Products Division. Prior to Flowserve, Mr. Wilson was President of the Industrial segment of SPX FLOW, Inc. He was with SPX Corporation, and subsequently SPX FLOW, between 1998 and 2017 progressing through a series of promotions that included the leadership of several global operating businesses and six years in Asia serving as the President of Asia Pacific. Mr. Wilson also led several successful corporate development initiatives while serving as Vice President of Business Development for multiple businesses. Before joining SPX, he held operating and engineering leadership positions at Polaroid Corporation.

In addition to serving as a Director on the Columbus McKinnon Corporation (Nasdaq: CMCO) Board, Mr. Wilson serves on the Board of Directors of Modine Manufacturing Company (NYSE: MOD) and the National Association of Manufacturers. He also serves on the Board of Trustees of the Manufacturers Alliance. Mr. Wilson previously served on the Hydraulic Institute Board of Directors and the Maine College of Art (MECA) Board of Trustees. Mr. Wilson is a recipient of Shanghai, China’s prestigious Silver (2011) and Gold (2013) Magnolia Awards and served as an Officer and Executive Committee Member of the Pan Asia Chapter of the Young Presidents’ Organization.

Mr. Wilson holds a Bachelor of Science degree in electrical engineering from the University of Massachusetts and studied for a master’s degree in business administration at the F.W. Olin Graduate School of Business at Babson College. Mr. Wilson also completed graduate-level coursework at Tsinghua University in Beijing, China, and at the University of Lausanne/IMD in Lausanne, Switzerland.

Qualifications

Mr. Wilson’s qualifications to serve on the Board include his senior leadership, operational excellence and customer-centric commercial experience, international and business development skills and demonstrated track record for delivering results.

2023 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

Heath A. Mitts

Director since May 2015

Age: 52

Principal Occupation:

•  Director and EVP and CFO at TE Connectivity

Board Committees:

•  Chair Audit Committee and member of Compensation and Succession Committee from July 2022-February 2023

Heath Mitts was appointed a Director of the Company in May 2015. He serves as the Committee Chair for the Audit Committee and served on the Compensation and Succession Committee from July 2022 through February 2023. Mr. Mitts is a Director and the Executive Vice President and Chief Financial Officer for TE Connectivity Ltd. (NYSE: TEL). TE Connectivity is a global designer and manufacturer of connectors and sensors for industries, such as automotive, industrial equipment, data communication systems, aerospace, defense, medical, oil and gas, consumer electronics, and energy.

Mr. Mitts joined TE Connectivity in 2016. Before this, he held the positions of Senior Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a global leader known for expertise in highly engineered fluidics systems and components for high-growth specialized markets. Mr. Mitts also held various senior financial management roles in North America and Singapore with PerkinElmer, Inc. (NYSE: PKI), a global company serving the healthcare industry in diagnostics, life science research, food, and environmental and industrial testing. He also held various management roles, including Director of Finance at Honeywell International Inc. (NASDAQ: HON).

Mr. Mitts holds bachelor’s degrees in finance and political science from Southern Methodist University and an MBA in finance from Pennsylvania State University.

Qualifications

Mr. Mitts is a financial expert on our Board and brings Columbus McKinnon a wealth of experience developing and implementing financial strategy and compliance initiatives, as well as governance experience.

22	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Aziz S. Aghili

Director since May 2018

Age: 64

Principal Occupation:

•  EVP and President of Heavy Vehicle Dana Incorporated

Board Committees:

•  Appointed Chair, Corporate Governance and Nomination Committee in February 2023, and member of Audit Committee from July 2022-February 2023

Aziz S. Aghili was appointed an Independent Director of the Company in May 2018. He served on the Audit Committee from July 2022 through February 2023. He serves on the Corporate Governance and Nomination Committee, and was appointed Chair in February 2023. Mr. Aghili is the Executive Vice President of Dana and president of Dana’s two Heavy Vehicle business units — Off-Highway Drive and Motion Systems and Commercial Vehicle Drive and Motion Systems. Dana (NYSE: DAN) is a worldwide supplier of drivetrain, sealing, and thermal-management technologies for vehicle manufacturers. Mr. Aghili also serves on the Board of Directors of Graphic Packaging Holding Company, a leading provider of sustainable paper-based packaging solutions.

Mr. Aghili joined Dana in 2009 as President of Dana Europe and was named President of Dana Asia-Pacific in 2010. Prior to joining Dana, Mr. Aghili held various leadership roles over his 20-year tenure with ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. While at ArvinMeritor, he held strategic leadership positions worldwide, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development - Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.

Mr. Aghili holds a bachelor’s degree in mechanical engineering from Teesside Polytechnic University in the United Kingdom. He also holds graduate diplomas in business administration from the University of New South Wales and international management and business administration from the INSEAD Business School in France.

Qualifications

Mr. Aghili’s qualifications to serve on the Board include his senior leadership and governance experience, his global manufacturing and operations experience in motion and electronic drive products, and his background in operational excellence.

2023 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

Jeanne Beliveau- Dunn

Director since March 2020

Age: 63

Principal Occupation:

•  Chief Executive Officer and President of Claridad, LLC

Board Committees:

•  Appointed Chair Compensation & Succession Committee in January 2023, and member of Corporate Governance & Nomination Committee

Jeanne Beliveau-Dunn was appointed an Independent Director of the Company in March 2020. She serves on the Compensation and Succession Committee, was appointed Chair in January 2023, and the Corporate Governance and Nomination Committee.

Ms. Beliveau-Dunn is currently the Chief Executive Officer and President of Claridad LLC, a software and services company in Cyber Security and Internet of Things. Ms. Beliveau-Dunn also sits on the board for Edison International (NYSE: EIX), a generator and distributor of electric power; and Xylem Inc. (NYSE: XYL), a leader in the development of innovative water solutions through smart technology. She has advised several tech start-ups in AI, logistics intelligence, green tech and peer-to-peer, distributed platforms, and is involved in the cutting edge of ESG and industrial tech. She is the Founder of the IoT Talent Consortium, a non-profit bringing together the leading IoT companies and top workforce educators to accelerate digital transformation and has been a National Association of Corporate Directors (NCAD) fellow since March 2019.

Before her position with Claridad LLC, Ms. Beliveau-Dunn was the Vice President and General Manager of Cisco Systems Inc. (Nasdaq: CSCO), a global developer, manufacturer, and seller of networking hardware, software, telecommunications equipment, security and other high-technology services and products. During her tenure with Cisco, she held several leadership positions including VP and General Manager of Cisco’s most profitable business, Product Marketing, Global channels and sales. She was also the founder and leader of the Internet Business Solutions Group, Prior to Cisco, Ms. Beliveau-Dunn ran business operations at Micronics Computers and the secure systems product lines for Wang Laboratories.

Ms. Beliveau-Dunn holds a Bachelor of Science degree in marketing, business law, and computer science from the University of Massachusetts. She also completed the Executive MBA program at the Massachusetts Institute of Technology and the Executive Leadership Program at the Harvard Business School. She is highly recognized by several organizations for her governance leadership, including Women Inc. as one of the Most Influential Corporate Directors in 2018 and Silicon Valley Business Journal as a Women of Influence in 2015. She also engages regularly in Stanford’s Governance program for public company directors.

Qualifications

Ms. Beliveau-Dunn brings immense value to Columbus McKinnon from 30 years of experience as a transformational executive and business leader, in technology and industrial automation. She brings extensive experience building and running large global businesses, in infrastructure, cybersecurity, AI, SaaS and cloud. She led market leading product and services businesses and ran marketing, business operations, and employee and leadership development. She has experience in the acquisition and integration of notable companies and worked extensively with the investor community. She also has public company board, compensation, audit and governance experience.

24	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Michael Dastoor

Director since May 2021

Age: 57

Principal Occupation:

•  EVP, Chief Financial Officer, Jabil Inc.

Board Committees:

•  Audit Committee, and member of Compensation & Succession Committee from July 2022 – February 2023

Michael Dastoor was appointed a Director of the Company in May 2021. He serves on the Audit Committee and served on the Compensation and Succession Committee from July 2022 through February 2023. Mr. Dastoor is the Executive Vice President and CFO of Jabil Incorporated (NYSE: JBL), a global manufacturing services company. In 2000, he joined Jabil as a regional controller in the Asia Pacific region and served as the Vice President and then as the Senior Vice President and Controller from 2004 through 2018, when he was named CFO.

Prior to joining Jabil, Mr. Dastoor worked for seven years as Regional Chief Financial Officer at Inchape plc (LSE: INCH), a British multinational automotive distribution, retail, and services company, leading the finance teams along with business process re-engineering and M&A for the Eastern Mediterranean and Southeast Asia regions.

He holds degrees in finance and accounting from the University of Mumbai (formerly the University of Bombay) and is a chartered accountant through the Institute of Chartered Accountants in England and Wales, where he spent six years in auditing covering the United Kingdom and Europe.

Qualifications

Mr. Dastoor is a financial expert on our Board and his qualifications to serve include his senior executive leadership skills and governance experience, his financial and accounting leadership for the engineering services, electronics manufacturing and automotive industries and his international experience, particularly in the Southeast Asia and Latin America regions.

2023 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS

Chad R. Abraham

Director since November 2021

Age: 54

Principal Occupation:

•  Chair & CEO Piper Sandler

Board Committees:

•  Audit Committee, and member of Corporate Governance & Nomination Committee from July 2022 - February 2023

Chad R. Abraham was appointed an Independent Director of the Company in November 2021. He serves on the Audit Committee and served on the Corporate Governance and Nomination Committee from July 2022 through February 2023. Mr. Abraham’s deep understanding of the industrial landscape, experience as CEO, and track record of fostering transformation and growth are invaluable to Columbus McKinnon and significant additions to our Board.

Mr. Abraham is currently Chairman and CEO of Piper Sandler (NYSE: PIPR), a leading investment bank and financial services company. He has served as the Chairman of Piper Sandler’s Board since he became CEO in 2018. Mr. Abraham also serves on the Board of Trustees for the Nature Conservancy’s Minnesota, South Dakota, and North Dakota chapter and the Board of Trustees of The Blake School.

Mr. Abraham joined Piper Sandler in 1991 as an investment banking analyst in the technology sector. Following that role, he initiated and grew Piper Sandler’s presence in Menlo Park, CA, and later advanced to the head of capital markets. In 2010, he was promoted to Global Co-Head of Investment Banking and Capital Markets before he was appointed Chair and CEO in 2018.

Mr. Abraham holds a bachelor’s degree in economics and political science from Northwestern University.

Qualifications

Mr. Abraham is a financial expect on our Board and his qualifications to serve include his senior leadership and public company board and governance experience, his financial and accounting experience as CEO and a track record of fostering transformation and growth.

26	2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Rebecca Yeung

Director since January 2023

Age: 51

Principal Occupation:

•  Corporate VP, Operations Science & Advanced Technology, FedEx Corporation (NYSE: FDX)

Board Committees:

•  Member of Corporate Governance & Nomination Committee

Ms. Yeung was appointed an Independent Director of the Company in January 2023. She serves on the Corporate Governance and Nomination Committee. Ms. Yeung’s deep understanding of the industrial landscape and strategic insights and skills will add a valuable perspective to our Board.

Ms. Yeung brings to the Board nearly 30 years of global experience in both strategy and operations technology. The majority of her career has been at FedEx, a global logistics and delivery, e-commerce, and business systems company. She joined the company in 1998 and served in various marketing and corporate strategy roles including Manager, Strategic Programs; Staff Director, Service Experience & Operations Technology; and VP Advanced Technology and Innovation prior to her current role as Corporate VP, Operations Science & Advanced Technology. Prior to joining FedEx, she was a Management Consultant at the China-Britain Consulting Group in Shanghai, China.

Ms. Yeung is a graduate of Fudan University, Shanghai, China, and has an MBA from the Robert H. Smith School of Business, University of Maryland.

Qualifications

Mr. Yeung’s qualifications to serve on the Board include her operations technology background including AI-enabled robotics, warehouse and supply chain automation, and data-centered logistics, global experience and strategic skills, combined with her deep knowledge of Asia, enhance the growth acumen and depth of our Board and provide insights into the megatrends of automation and digitization.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

2023 PROXY STATEMENT	27

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2023 and 2022 are as follows:

	Fiscal Year 2023 ($ in thousands)	Fiscal Year 2022 ($ in thousands)
Audit Fees(1)	2,734	2,546
Audit Related Fees(2)	8	7
Tax Fees(3)	338	328
All Other Fees(4)	6	4
Total	3,086	2,885
(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of certain agreed upon procedures.
(3)	Consists of all tax related services.
(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

28	2023 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives, and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

2023 PROXY STATEMENT	29

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF A SHAREHOLDER VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are also required pursuant to Section 14A of the Exchange Act to provide every six (6) years a non-binding, advisory vote whether the non-binding advisory shareholder vote on the compensation of our named executive officers should occur every one, two or three years. A shareholder has the right to vote for any one of the three options, or to abstain on the matter.

The Board of Directors has given serious consideration to the recommended frequency of the advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of each option for holding the advisory vote on the compensation of our named executive officers, the Board of Directors recommends that shareholders approve holding the advisory vote on the compensation of our named executive officers once every year.

An annual advisory vote on the compensation of our named executive compensation will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a consistent basis. Additionally, an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the Compensation and Succession Committee with more direct input from shareholders on our executive compensation policies, practices and procedures. Finally, an annual advisory vote on the compensation of our named executive officers is consistent with our objectives of engaging in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies, and programs.

For the reasons discussed above, the Board of Directors recommends that shareholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of shareholders. When voting on this shareholder vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders should understand that they are not voting “for” or “against” the recommendation of the Board of Directors to hold the advisory vote once every year. Rather, shareholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter.

The option that receives the most votes from shareholders will be the frequency of the advisory vote on the compensation of our named executive officers that shareholders recommend. This advisory vote is another means for shareholders to provide input on our compensation programs for named executive officers. Although your vote is not binding on the Board of Directors, the Board values the views of shareholders. The Board of Directors will review and give serious consideration to the outcome of this vote when making its determination as to the frequency of future advisory shareholder votes on the compensation of our named executive officers.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that a non-binding advisory vote of the Company’s shareholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion) shall be held at an annual meeting of shareholders: (i) every year, or (ii) every two years, or (iii) every three years.”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT A NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS BE HELD EVERY YEAR.

30	2023 PROXY STATEMENT

VOTING STANDARD

Proposal No. 1 Election of Directors

If you do not provide voting instructions, your broker may not vote on this matter.

Each director nominee receiving the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote in the election of directors will be elected as a director. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “For” exceeds the number of votes cast “Withhold.”

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

If you do not provide voting instructions, your broker may only vote on Proposal 2.

The proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending March 31, 2024, will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 Advisory Approval of Our Executive Compensation

If you do not provide voting instructions, your broker may not vote on this matter.

The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Although this advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

Proposal No. 4 Approval of a shareholder advisory vote on such executive compensation to be held every year

The Company is providing shareholders a non-binding advisory vote to approve the frequency of shareholder advisory votes on the compensation of our named executive officers. At the 2017 Annual Meeting of Shareholders, our shareholders indicated their preference for us to hold advisory votes on executive compensation on an annual basis. The Board of Directors subsequently determined that we would hold an annual advisory vote on executive compensation.

2023 PROXY STATEMENT	31

VOTING STANDARD

The voting results of the annual meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations section of our website at investors.cmco.com.

If the Proxy is submitted and no voting instructions are given, the person or persons designated will vote the shares “For” the election of the Director nominees, “For” the appointment of Ernst & Young LLP, and “For” the advisory vote on executive compensation in accordance with the Board vote recommendations. Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

32	2023 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Governance Highlights

Our Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust.

Independence

•  Eight of our nine Directors are independent

•  Our Chairman of the Board is an independent director

•  Our Lead Director is an independent director

•  Our CEO is the only management director

•  All of our Board Committees are comprised of only independent directors and have the ability to hire third-party advisors

Executive Sessions	• The independent Directors regularly meet in executive session • The non-executive Chairman presides at executive sessions of the independent Directors
Board Oversight of Risk Management

•  Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk

•  Our Compensation and Succession Committee reviews the annual compensation risk assessment and retains an independent compensation consultant

•  We have recoupment or clawback provisions to recover certain executive pay

Stock Ownership Requirements	• Our Directors and executives are subject to minimum stock ownership requirements designed to align their interests with those of shareholders
Board Diversity	• Our current Board has a rich mixture of educational, professional, experiential, age, gender, and global diversity and maintain rigorous director qualification standards
Vote Standard	• Voluntarily adopted majority voting in uncontested election; plurality voting in contested election

2023 PROXY STATEMENT	33

CORPORATE GOVERNANCE POLICY

Corporate Responsibility and ESG

Corporate responsibility remains a key component of our business strategy and ensures the sustainability and resiliency of the Company long-term. We are continuously driving to enhance our Environmental, Social and Governance (“ESG”) programs and integrate ESG into all aspects of our business. We believe that our focus on ESG and being good corporate stewards have enabled us to grow and service our customers in this volatile global economic environment. We are proud to have made significant progress toward our ESG priorities in Fiscal Year 2023. We have continued to enhance our governance processes, calculated our full emissions profile, and made significant investments in people and technology enablers. Our Board of Directors and Executive Leaders are engaged and are constantly assessing risks, opportunities, and potential impacts of ESG-related issues on our business. We are dedicated to operating with the highest integrity and being increasingly transparent with our stakeholders about our ESG journey. For more information on our specific ESG programs, see our Columbus McKinnon Fiscal Year 2023 Corporate Social Responsibility Report.

Environmental, Social & Governance (“ESG”) at CMCO:

Fiscal 2023 marks our third year of the formalization of our journey to improve our sustainability through a formalized Environmental, Social and Governance program. We continue to progress with our key initiatives and have had measurable success in these areas. As we advance our efforts, we look for new opportunities to engage with our stakeholders, align their priorities with our business, and deepen the integration of ESG into our strategy and operations. This iterative process enables us to be thoughtful on how we prioritize our resources. The material ESG factors for Fiscal 2023 were consistent with the strategy we set out in Fiscal 2021, with slight variations due to new opportunities and shifts in the risk landscape.

34	2023 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Environmental Stewardship:

Our Environmental program is fully integrated into our operations thanks to our dedicated Green Teams. As such, we continue to steadily execute on our Environmental initiatives while maintaining a balance with the needs and resources of our business. In Fiscal 2023, we made further strides toward our environmental goals and consistently reported our full emissions profile. We have significantly reduced our Scope 1 emissions by 28% combined Scope 1 and 2 emissions by 8% since our baseline year of Fiscal Year 2021. We added disclosures this past year which are aligned with the Taskforce on Carbon-Related Financial Disclosures (“TCFD”) standards and reported to CDP. In fact, we are proud that we received a CDP score of B- as a first time reporting company. From an energy management standpoint, LED lighting is now fully implemented and 62% of our operating facilities have significantly improved from 29% in Fiscal 2021. We remain on track to be fully transitioned to complete LED lighting by Fiscal 2025. We also made great progress with our recycling and waste management programs and have achieved approximately 91% of waste now diverted from landfill. We achieved our target of 90% waste diverted from landfill a year early and have updated our target to 95% by the end of Fiscal Year 2030.

Social Responsibility:

Our people and Values remain at the center of our Columbus McKinnon Business System. As such, we prioritize employee safety, health and welfare to make a positive social impact for our employees, their families and our communities. Safety is our number one value, as demonstrated by our achieving a 0.67 Total Recordable Injury Rate (“TRIR”) in Fiscal 2023. Importantly, sixty three percent (63%) of our manufacturing sites and warehouses had no recordable injuries in Fiscal 2023. We have pushed forward with our Human Resources Framework, centered on attracting, developing, engaging, and rewarding talent. During the year, we initiated a new leadership development program called “Learning in Motion”, which has received very positive feedback. We also continued our inclusiveness training efforts that were began in Fiscal 2022. We furthered our efforts to increase diversity of talent. In fact, 42% of our new hires globally were considered diverse. We launched our second Employee Engagement Survey and had a 78% global participation rate, a slight improvement from the prior year. Finally, we reenergized and formalized our efforts to give back to our communities and launched “CMCO Cares”. Comprised of three main components: corporate giving, executive involvement, and employee-based community involvement, the program is aligned with our intent to deliver on Columbus McKinnon’s Corporate Purpose to move the world forward and improve lives.

Ethics & Governance:

We believe that to manage business risk and create value for our stakeholders is to ensure we have strong policies and processes that are captured within CMBS and the governance processes of our Board of Directors. We regularly review, update, and improve our policies and processes. Ethics and integrity are table stakes for Columbus McKinnon, and we expect the same from our business partners. We train employees on our Code of Conduct, and in our Employee Engagement Survey we ask whether employees know how to report ethical concerns (80% said yes) and whether they would feel comfortable doing so (74% said yes). We also further improved our Enterprise Risk Management process in Fiscal Year 2023 by incorporating a survey that is completed by our Executive Leadership Team and their direct reports, allowing for a more quantitative analysis of our biggest risks. We had our survey participants rate each risk (built on from last year’s process) on its probability and potential impact. We also added a third element of rating our preparedness for each risk. This process is annual and each year we assess our progress against risks already identified and which have mitigation plans. We also use this process as an opportunity to identify new and emerging risks to monitor and prepare for them.

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CORPORATE GOVERNANCE POLICY

We have fully integrated ESG throughout our governance structure. Our Board of Directors provides oversight and guidance informed by their diverse backgrounds and experiences. The Corporate Governance Committee meets each quarter to disuss ESG strategy updates with members of the management team and Director of Corporate Social Responsibility. Our Director of Corporate Social Responsibility reports through the Legal Department, which also has responsibility for managing our Ethics, Governance, and Enterprise Risk Management programs. We have an engaged Executive Leadership Team (ELT) that supports and integrates ESG into the business. Our ELT members also serve as executive sponsors for our ESG Core Teams, which drive the initiatives within the organization that are aligned with our ESG strategy.

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2023 PROXY STATEMENT	37

CORPORATE GOVERNANCE POLICY

Sustainability Fact Sheet

CMCO INTELLIGENT MOTION
Columbus McKinnon

FY23

SOCIAL RESPONSIBILITY

Employee Health & Safety

TRIR .67

Near Miss Frequency Rate: 3.81

63%
Of manufacturing plants and warehouses have gone at least 1 year without a recordable injury.

Diversity, Equity & Inclusion

42%
Of global FY23 hires were diverse.

81
Leaders trained in inclusiveness.

32%
Of new leaders hired were diverse.

DEI
Launched DEI newsletter.

Engagement

78%
Of employees provided feedback.

75%
Feel we treat our employees with dignity and respect.

79%
Are comfortable being themselves.

78%
Say they trust their supervisor/ manager.

Launched CMCO Cares

Employee Development

LEARNING in MOTION

Launched "Learning in Motion" leadership development program, which included 2,432 hours of training.

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Sustainability Fact Sheet

INTELLIGENT MOTION
Columbus McKinnon

FY23

ENVIRONMENTAL STEWARDSHIP

First time reporting to CDP and TCFD.

Scored an impressive B- CDP rating

B-

62%
Of sites with warehouse and production areas have converted to 100% LED lighting.

28%
REDUCTION IN SCOPE 1 EMISSIONS FROM FY21.

Full emissions profile:
Scope 1:
6,754 Metric Tons CO2e
Scope 2:
15,477 Metric Tons CO2e
Scope 3:
152,416 Metric Tons CO2e

14%
Of capital expenditure projects contained a sustainability component.

91%
Waste diverted from landfill.

6,169
Equivalent of trees saved through recycling cardboard.

GOVERNANCE

Appointed **1** new Director

Of **9** Directors standing for reelection

- **8** Independent
- **3** Females
- **2** Ethnically diverse

Reorganized to a regional structure.

Updated ERM Process to include comprehensive survey to executive leaders and direct reports.

ColumbusMcKinnon.com
USA: 800.888.0985 • 716.689.5400
Fax: 716.689.5644

2023 PROXY STATEMENT	39

CORPORATE GOVERNANCE POLICY

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines, and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation, and indemnification of our directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since August 2005 through today, the Chairman of the Board has been filled by an independent Director except between January 10, 2020 to June 1, 2020, where both roles were filed by Mr. Fleming on an interim basis while the Board searched for a CEO. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. We believe over the years that our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship. By separating the roles of the Chairman of the Board and President and Chief Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation, and succession. We believe our current leadership structure is the optimal structure for our Company at this time. The Board of Directors regularly evaluates the composition of the Board to ensure an appropriate mix of skills, experiences, and diversity of perspectives to effectively oversee the strategic direction of the Company and considers its leadership structure in this process. In April, 2023 the Board announced a refreshment of the Committee structure and appointment of a new Chairman and Lead Chair, including four members that represent diverse demographic backgrounds, three of whom are women, and two are ethnically diverse.

Board Composition and Diversity

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating, and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board including, reviewing, and updating a Board competency skills matrix for each Director. The Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and

40	2023 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

The charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self-

evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and (iv) all other factors it considers appropriate. Our current board has a rich mixture of educational, professional, experiential, gender, and global diversity and we will continue to consider these and the other mentioned factors when considering future directors.

We include in our ranks two sitting and one former CEO, two sitting CFO’s, two directors with deep technology backgrounds, and three with significant leadership experience outside of the United States. The following statistics are for the Directors up for election.

2023 PROXY STATEMENT	41

CORPORATE GOVERNANCE POLICY

Blend of Experiences and Qualifications

Finance/Accounting

9/9 Directors

Operations/Lean

9/9 Directors

International Business

9/9 Directors

Sales/Marketing

8/9 Directors

Branding/NPD

7/9 Directors

Human Resources

7/9 Directors

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Wilson, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, our Chairman of the Board,

Lead Director and each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Succession Committee is independent.

Board Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2023, our Board of Directors held 6 meetings. Each Director has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2022 Annual Shareholder Meeting, other than Ms. Yeung who was elected by the Board in January 2023.

Code of Conduct

Our Board of Directors adopted a Code of Conduct which governs all of our directors, officers, and employees, including our Chief Executive Officer and other executive officers. This Code of Conduct is posted on the Corporate Governance section of the Company’s website at www.cmco.com and on the Company’s intranet. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee. Our Director of Corporate Social Responsibility is responsible for developing our Environmental, Social and Governance (ESG) compliance platform and in 2023, we published our third annual Sustainability Report.

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Risk Oversight

Our Board of Directors oversees an enterprise- wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.

In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial, cyber and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Compensation and Succession Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals and access compensation risks annually.

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CORPORATE GOVERNANCE POLICY

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CORPORATE GOVERNANCE POLICY

Audit Committee

Independent Members: Heath A. Mitts, Chair Michael Dastoor Chad R. Abraham Meetings in 2023: 8

Primary Responsibilities

•  Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.

•  Review our enterprise risks and enterprise risk management policies.

•  Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

Each member of our Audit Committee is independent as defined under the Securities Exchange Act of 1934, as amended and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc. rules. Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Mitts, Dastoor and Abraham qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions , (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls , and (vii) overseeing the enterprise risk management system. The Audit Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com.

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CORPORATE GOVERNANCE POLICY

Compensation and Succession Committee

Independent Members: Jeanne Beliveau-Dunn, Chair Aziz S. Aghili Kathryn V. Roedel Meetings in 2023: 4

Primary Responsibilities

•  Review and make recommendations to the Board regarding management organization, succession, and development programs.

•  Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.

•  Make the decisions required by a committee of the Board under all stock and deferred compensation plans.

•  Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.

Each member of our Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Compensation and Succession Committee charter.

The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com. Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this Proxy Statement.

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CORPORATE GOVERNANCE POLICY

Corporate Governance and Nomination Committee

Independent Members: Aziz S. Aghili, Chair Kathryn V. Roedel Rebecca Yeung Jeanne Beliveau-Dunn Meetings in 2023: 4

Primary Responsibilities

•  Make recommendations to the Board concerning the size, composition, skills of the Board and its committees.

•  Recommend nominees for election or reelection as directors.

•  Consider other matters pertaining to Board membership and governance.

•  Evaluate Board performance and assess the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

•  Ensure governance and integration of material ESG initiatives into overall business strategy.

•  Drive diversity in Board succession planning and hiring practices.

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance, and (iii) developing criteria, researching and making recommendations with respect to candidates for membership on our Board of Directors.

Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”

The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com.

2023 PROXY STATEMENT	47

CORPORATE GOVERNANCE POLICY

Director Stock Ownership Guidelines

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own 5(X) their total cash compensation retainer within five (5) years of joining the Board. Any Restricted Stock Units granted to a Director pursuant to the Columbus

McKinnon Corporation 2016 Long Term Incentive Plan, as amended and restated in 2019 (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes. All Directors are in compliance with this Policy.

Director Nonqualified Deferred Compensation Plan

We maintain a “nonqualified” deferred compensation plan for our Directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash and/or stock compensation. Under the plan, each Director who receives cash and stock compensation for board service may elect to defer all or a portion of his or her cash and/or stock compensation in a calendar year.

Officer Stock Ownership Guidelines

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock. Executives are required to retain a portion of their equity compensation upon vesting of shares or exercise of options. The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. Each NEO is currently subject to the retention ratio requirement. The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives:

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Leadership (1)	3X	50%

Other Officers (2)	2X	40%
(1)	Messrs. Schadeberg, Korman and Brant are deemed Executive Leadership Team members.
(2)	Other Officers include the Controller and Treasurer.

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Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In fiscal 2023, each non-employee Director was eligible to receive an annual cash retainer of $80,000 plus the following amounts for specified Board service, which amounts were pro-rated for any partial year service:

Chairman of the Board	$75,000

Audit Committee Chair	20,000

Compensation and Succession Committee Chair	20,000

Corporate Governance and Nomination Committee Chair	20,000

In fiscal 2023, the equity-based portion of each non-employee Director’s annual retainer consisted of 4,111 shares of common stock that vested immediately.

The following table sets forth the compensation of the Company’s Directors for the fiscal year ended March 31, 2023.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total(3) ($)

Chad R. Abraham (8)	80,000	—	—	80,000

Aziz S. Aghili (9)	80,000	—	16	80,016

Jeanne Beliveau-Dunn(7)	80,000	—	10	80,010

Gerald G. Colella	80,000	120,000	—	200,000

Michael Dastoor	80,000	120,000	—	200,000

Richard H. Fleming (10)	155,000	120,015	16	275,031

Liam G. McCarthy	100,000	120,000	50	220,050

Heath A. Mitts	100,000	120,000	16	220,016

Nicholas T. Pinchuk	37,315	120,000	25	157,340

Kathryn V. Roedel (7)	100,000	—	16	100,016

David J. Wilson(6)	—	—	—	—

Rebecca Yeung	5,041	—	—	5,041
(1)

For each Director, the amount set forth in the fees earned or paid in cash column reflects the annual director cash retainer in the amount of $80,000 pro-rated from May 2022. In addition, for Mr. Fleming includes the Chairman of the Board fee earned for fiscal 2023 in the amount of $75,000 and for Messrs. McCarthy, Mitts and Ms. Roedel includes committee chair fees earned for fiscal 2023.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of common stock ($120,000 for each director). The grant date fair value for each share of restricted stock and RSUs is equal to the market price of our common stock on the date of grant. This figure includes $120,000 in shares of common stock that were granted with immediate vesting provisions.

(3)

As the Company’s director compensation program includes RSUs that vest over a three-year period, the following directors held the following number of unvested RSUs as of March 31, 2023: Mr. Abraham: 4,111 unvested RSUs; Mr. Aghili and Ms. Roedel: 4,486 unvested RSUs; Ms. Beliveau-Dunn: 7,227 unvested RSUs; Messrs. Fleming, and Mitts, 375 unvested RSUs.

(4)	All other compensation column consists of cash received in lieu of fractional shares.
(5)	No additional fees are paid for attendance at Board or committee meetings. Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.
(6)	Mr. Wilson received no separate compensation as a Director of the Company.

2023 PROXY STATEMENT	49

CORPORATE GOVERNANCE POLICY

(7)

Ms. Beliveau-Dunn and Ms. Roedel elected to defer 100% of their fiscal 2023 equity award including 4,111 shares of common stock, valued at $119,507. Distribution of deferred stock will occur within 60 days upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(8)

Mr. Abraham elected to defer 100% of his fiscal 2023 equity award including 4,111 shares of common stock, valued at $119,507. Distribution of deferred stock will occur on February 1, 2031, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(9)

Mr. Aghili elected to defer 100% of his fiscal 2023 equity award including 4,111 shares of common stock, valued at $119,507. Distribution of deferred stock will occur on December 31, 2025, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(10)	Mr. Fleming received his annual equity award grant in the amount of 4,314 shares on October 28, 2022.

50	2023 PROXY STATEMENT

OUR EXECUTIVE LEADERSHIP OFFICERS

Name	Age	Position

David J. Wilson	54	President and Chief Executive Officer

Bert A. Brant	62	Sr. Vice President, Global Operations

Appal Chintapalli	48	President, EMEA and APAC

Alan S. Korman	62	Sr. Vice President, Corp. Development, General Counsel and Secretary

Mario Y. Ramos Lara	50	Sr. Vice President, Global Product Development

Mark Paradowski	53	Sr. Vice President, Information Services and Chief Digital Officer

Gregory P. Rustowicz	63	Ex. Vice President, Finance and Chief Financial Officer

Terry Schadeberg	59	President, Americas

Adrienne Williams	47	Sr. Vice President and Chief Human Resources Officer

Kurt F. Wozniak	59	Retired June 3, 2022

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of our executive officers who are not also Directors follows:

Bert A. Brant joined the Company in February 2018 as Vice President, Global Manufacturing Operations. He was promoted to Sr. Vice President, Global Operations in July 2022. Prior to that he was SVP, Global Operations for Colfax Fluid Handling, a division of Colfax Corporation. Prior to joining Colfax in 2014, he led operations in the U.S., Mexico, and Canada for Apex Tool Group. He held other manufacturing and operational leadership roles at Pergo LLC, Rexnord Corporation and Denso Manufacturing, where he was trained by Toyota in Japan on the Toyota Production System.

Appal Chintapalli joined the Company in March 2018 as the Vice President of Engineered Products. He was promoted to President, EMEA & APAC in April, 2022. Prior thereto, he was General Manager and Vice President of IT & Edge Infrastructure EMEA in Germany for Vertiv. Previously, he worked in a number of positions for Emerson including Vice President of Marketing for Emerson Network Power EMEA in London, UK, and in the U.S., Vice President of Enterprise Services for the Emerson Climate Division, and Corporate Marketing Manager. Appal holds an MBA from Harvard Business School, and a Bachelor and Master of Science in Chemical Engineering.

Alan S. Korman joined the Company in January 2011 as General Counsel and Assistant Secretary. He was promoted to Sr. Vice President Corp. Development, General Counsel and Secretary in July 2022. Prior thereto, he held various positions with the Company including Vice President, General Counsel, Corp. Development and Secretary, and held the role of CHRO from 2018-2021. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

Mario Y. Ramos Lara joined the Company in June 2018 as Vice President, Global Product Development. He was promoted to Sr. Vice President, Global Product Development in July 2022. Prior thereto, he spent 18 years in various roles at Schneider Electric, most recently Vice President, Strategic Marketing, Product Management and Partnerships for Schneider’s Final Distribution line of business. Other positions at Schneider included Vice President, Global Engineering, Director of Engineering for

2023 PROXY STATEMENT	51

OUR EXECUTIVE LEADERSHIP OFFICERS

Low and Medium Voltage Equipment and Director, Global Technology Center in Monterrey, Mexico. Mario holds an MBA from Vanderbilt, and a Bachelor and Master of Science in Mechanical Engineering.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August 2013, he was named Vice President—Information Services. In July 2022, he was promoted to Sr. Vice President, Information Services and Chief Digital Officer. Prior to that, he served as Director—Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August 2011 as Vice President—Finance and Chief Financial Officer. He was promoted to Executive Vice President, Finance and Chief Financial Officer in July 2022. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc., including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Terry Schadeberg joined the Company in 2021 through the acquisition of Dorner Mfg. Co., where he served as President and CEO. He was appointed President, Americas in April 2022. Mr. Schadeberg has over 20 years of experience in the industrial automation industry serving in various leadership roles of responsibility both in the public and private equity sectors.

Adrienne Williams joined the Company in June 2021 as Vice President and Chief Human Resources Officer. She was promoted to Sr. Vice President, Chief Human Resources Officer in July 2022. Prior thereto, she had a 15-year career at Compass Group North America where she held roles of increasing scope and responsibility. Most recently, she was Vice President, Inclusion & Human Resources. Previous roles included Senior Director, HR and Director, HR. Prior thereto, she served as Director of HR at Liberty Commons.

52	2023 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of May 18, 2023 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 205 Crosspoint Parkway, Buffalo, New York 14068.

Directors, Officers and 5% Shareholders	Number Of Shares(1)	Percentage Of Class(16)

Richard H. Fleming(2)	70,607	*

David J. Wilson(3)	83,150	*

Heath A. Mitts(2)	28,569	*

Kathryn V. Roedel(4)	11,611	*

Aziz S. Aghili(4)	11,611	*

Jeanne Beliveau-Dunn(5)	2,034	*

Michael Dastoor	6,852	*

Chad Abraham(6)	0	*

Gerald Colella	4,111	*

Rebecca Yeung(7)	0	*

Alan S. Korman(8)	36,032	*

Gregory P. Rustowicz(9)	73,627	*

Terrance J. Schadeberg(10)	9,936	*

Bert A. Brant(11)	27,105	*

All Directors and Executive Officers as a Group (18 persons)(12)	427,710	1.47%

Columbus McKinnon Corporation Employee Stock Ownership Plan	166,253	*

BlackRock, Inc.(13)	2,290,667	8.0%

Dimensional Fund Advisors LP(14)	1,728,957	6.0%

Macquaire Group Limited(15)	1,502,730	5.25%
*	Less than 1%
(1)

Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Does not include 382 Restricted Stock Units held by each of Messrs. Fleming and Mitts.
(3)

Includes (i) 59,482 shares of common stock owned directly; and (ii) 23,668 shares of restricted stock units which are subject to forfeiture. Excludes 77,344 shares of common stock issuable under options granted to Mr. Wilson which are not exercisable within 60 days.

(4)	Does not include 382 Restricted Stock Units and 4,145 Deferred Stock held by Ms. Roedel and Mr. Aghili.
(5)	Does not include 382 Restricted Stock Units and 6,925 Deferred Stock held by Ms. Beliveau-Dunn.
(6)	Does not include 4,145 Deferred Stock held by Mr. Abraham.
(7)	Ms. Yeung was appointed a Director of the Company in January 2023.
(8)

Includes (i) 26,390 shares of common stock owned directly; (ii) 302 shares of common stock allocated to Mr. Korman’s ESOP account; (iii) 7,172 shares of restricted stock units which are subject to forfeiture, of which 732 shares of restricted stock units vest within 60 days; and (iv) 2,168 shares of common stock issuable under options granted to Mr. Korman which are exercisable within 60 days. Excludes 15,362 shares of common stock issuable under options granted to Mr. Korman which are not exercisable within 60 days.

2023 PROXY STATEMENT	53

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

(9)

Includes (i) 60,599 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; (iii) 9,431 shares of restricted stock units which are subject to forfeiture, of which 1,132 shares of restricted stock units vest within 60 days; and (iv) 3,355 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days. Excludes 21,358 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days.

(10)

Includes (i) 6,489 shares of common stock owned directly; and (ii) 3,447 shares of restricted stock units which are subject to forfeiture. Excludes 87,443 shares of common stock issuable under options granted to Mr. Schadeberg which are not exercisable within 60 days.

(11)

Includes (i) 19,644 shares of common stock owned directly; (ii) 5,277 shares of restricted stock units which are subject to forfeiture, of which 736 shares of restricted stock units vest within 60 days; and (iii) 2,184 shares of common stock issuable under options granted to Mr. Brant which are exercisable within 60 days. Excludes 14,684 shares of common stock issuable under options granted to Mr. Brant which are not exercisable within 60 days.

(12)

Includes options to purchase an aggregate of 11,656 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes (i) the shares of common stock owned by the ESOP, except for an aggregate of 2,046 shares allocated to the respective ESOP accounts of our executive officers; and (ii) options to purchase an aggregate of 257,462 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(13)

Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2023. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole dispositive power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(14)

Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2023. Based solely upon information in this Schedule 13G/A, Dimensional Fund Advisors LP has sole dispositive power with respect to all of such shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)

Information with respect to Macquarie Group Limited is based on a Schedule 13G/A jointly filed by Macquarie Group Limited, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust with the Securities and Exchange Commission on February 14, 2023. Based solely upon information in this Schedule 13G/A, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust have sole dispositive power with respect to 1,482,029 shares of common stock. The stated business address of Macquarie Group Limited is 50 Martin Place, Sydney, New South Wales, Australia.

(16)	Percentage was computed based upon 29,000,000 shares outstanding as of May 18, 2023.

54	2023 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2022, except for the late filing of the Form 4 filed in connection with Mr. Adams’s sale of 5,379 shares on June 9, 2022, the late filing of the Form 4’s filed in connection with the shares granted to Messrs. Mitts, McCarthy, Dastoor, Aghili, Colella and Abraham, and Mses. Roedel and Beliveau-Dunn on July 18, 2022, the late filing of the Form 4 filed in connection with the shares granted and the restricted stock units vesting for Mr. Pinchuk on July 18, 2022, the late filing of Ms. Yeung’s Form 3 and the late filing of the Form 4 filed in connection with the vesting of restricted stock units upon Mr. McCarthy’s retirement on January 23, 2023. The late filings were due primarily to timing of information received and processing delays related to the shares granted on July 18, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, a “related person” includes (among others) an executive officer, director and, by reference to S-K 403(a), a party who beneficially owns more than 5% of any class of the Company’s voting securities, or a person known by the Company to be an immediate family member of any of the foregoing, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000. Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy,” as well as other various policies and procedures, including the Company’s Code of Conduct and the annual Directors’ and Officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

There are no S-K 404 related or affiliated third party transactions to review.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

2023 PROXY STATEMENT	55

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2023 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Alan S. Korman, at Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2023 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2022 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2032 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

CONTACTING THE BOARD OF DIRECTORS

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors. A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmco.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational materials including a membership to the National Association of Corporate Directors to the Board to assist our Directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

56	2023 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s Board of Directors or Compensation Committee (or equivalent), nor has any such relationship existed in the past. No member of our Compensation and Succession Committee was, during fiscal year 2023 an officer or employee of our Company or any of our subsidiaries.

2023 PROXY STATEMENT	57

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and Section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Mitts Dastoor and Abraham qualifys as “Audit Committee financial experts.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2023. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP, pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, for filing with the Securities and Exchange Commission.

Heath A. Mitts, Chair

Michael Dastoor

Chad R. Abraham

May 19, 2023

58	2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Report on Executive Compensation

The Compensation and Succession Committee (“Compensation Committee”) of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers. This Compensation Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan, as Amended and Restated in 2019, and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management. In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2023 for filing with the Securities and Exchange Commission.

Jeanne Beliveau-Dunn, Chair

Aziz S. Aghili

Kathryn V. Roedel

May 21, 2023

2023 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What We Do	What We Don’t Do

Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control

Minimum Stock Ownership Policy for Named Executive Officers (“NEOs”)	No Excessive Executive Perquisites

Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Perquisites or Benefits

Independent Consultant Retained by Compensation & Succession Committee	No Repricing of Underwater Stock Options Without Shareholder Approval

Regular Review of Share Utilization	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations

Maintain a Clawback Policy	No Permitted Hedging, Short Sales or Derivative Transactions in Company Stock
Review Compensation Related Risks	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Overview, Philosophy and Objectives

Columbus McKinnon is one of the world’s largest producers of hoists with a leading precision conveyor platform that, we believe, is poised for significant growth. We are the number one producer of hoists in the United States and the second largest producer globally. Our Dorner brand is a leading North American manufacturer of precision conveying systems. We are also a

60	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

leader in automation technology for cranes and hoists. We achieved our leadership position in hoists, material handling digital power control systems and high precision conveyor systems through strategic acquisitions, our extensive, diverse, well-established distribution channels and best-in-class product innovation and quality.

Our leading reputation paired with our extensive product offering gives us a strategic advantage in the markets we serve. This allows us to provide highly relevant, professional-grade, intelligent motion solutions that solve our customers’ critical product and application challenges and requirements. It also drives us toward our vision of becoming the leader in safe and productive intelligent motion solutions.

With an extensive global network of distributors in approximately 50 countries and facilities located around the world, Columbus McKinnon is well positioned to meet the needs of its growing global customer base. With nearly 150 years of product innovation and more than 3,000 employees providing expertise worldwide, we believe that we are a seasoned leader with an extensive history of helping customers safely, efficiently, ergonomically, and intelligently moving materials—all around the world.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity. Our executive compensation program is guided by the following objectives:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results;

•	The Company places the majority of pay “at risk” for senior executives, with the variable component of pay increasing with responsibility;

•	The Compensation and Succession Committee (the “Compensation Committee”) designed the fiscal 2023 executive compensation program so that performance-based pay elements (Annual Incentive Pay and Long-Term Incentive Awards) comprised a significant portion of total compensation in support of the Compensation Committee’s objective to align the NEO’s interests with those of our shareholders; and

•	Each year, our Compensation Committee works closely with the Company’s leadership team to refine our executive compensation program to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.

Overview of Fiscal 2023 Performance-Based Compensation

For fiscal 2023, our priorities focused on increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan (AIP) for fiscal 2023 was designed to focus on increasing operating income and free cash flow for paying down debt.

Our NEOs received one-third of their fiscal 2023 long-term incentive compensation in the form of performance RSUs (“PSUs”), which are contingent upon achievement of return on invested capital (“ROIC”) goals based on final fiscal 2025 results.

2023 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Role

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by the Board. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent directors. The Compensation Committee also considers market data validated by our independent compensation consultant, comparisons of our performance to our peers, and strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program.

The Compensation Committee has regularly scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by our full Board upon recommendations made by the Compensation Committee, which is comprised entirely of independent directors.

Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the summary compensation table below after receiving recommendations from our CEO with input from the Chief Human Resource Officer (“CHRO”) and our independent compensation consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are approved by our full Board.

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement. In fiscal 2023, the Compensation Committee continued its engagement of Exequity LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;
•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and

•	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

In fiscal 2023, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues. Additionally, Exequity attended in person or by telephone all Compensation Committee meetings.

62	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes: (1) the CHRO develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings; (2) the CEO and CHRO attend all Compensation Committee meetings, except the executive sessions of the meetings; (3) the CEO and CHRO annually present and make recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted; (4) the CEO recommends to the Compensation Committee base salary, target annual incentive and target long-term incentive adjustments for all executives, excluding the CEO; (5) the CHRO receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Compensation Committee’s executive sessions; and (6) the CHRO regularly consults with and briefs the Compensation Committee Chair between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for NEOs

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective

Base Salary	Provide a fixed level of current cash compensation consistent with the executive’s primary duties and responsibilities	Designed to be market competitive and enable us to attract and retain talented executives

Short-Term Incentives— Annual Incentive	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational and strategic goals

Long-Term Incentives— Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholder

Long-Term Incentives— Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders

Long-Term Incentives— Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives and align their interests with those of our shareholders

Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans. Supports retention with gradual vesting schedule	Market-based retirement programs targeted to attract and retain talented executives while encouraging retirement savings
Severance	Provide severance protection equal to one week of salary for every year of service	Designed to be competitive in the market and allow for the attraction of talented candidates

2023 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Practices

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent compensation consultant. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that we consider to be primary competitors for talent and capital. The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales. The compensation peer group for fiscal 2023 consisted of the following 21 companies:

Fiscal 2023 Peer Group

Alamo Group Inc.	Albany International Corp.	Altra Industrial Motion Corp.

Astec Industries, Inc.	Barnes Group Inc.	Chart Industries, Inc.

CIRCOR International, Inc.	Commercial Vehicle Group, Inc.	Enerpac Tool Group Corp.

EnPro Industries, Inc.	ESCO Technologies Inc.	Federal Signal Corporation

Franklin Electric Co., Inc.	Graco Inc.	Kadant Inc.

L.B. Foster Company	The Manitowoc Company, Inc.	NN, Inc.

RBC Bearings Incorporated	Standex International Corporation	Tennant Company

The compensation consultant reviewed the market data for the peer group with members of management and the CEO to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups. In addition, we also consider data from compensation surveys published by leading compensation consultants and advisory firms including Mercer and Willis Towers Watson. The survey analysis targets companies of comparable size in the manufacturing sector, supplemented with general industry data as needed. The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long-term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential. We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique

64	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

business objectives and circumstances, which may differ from peer company practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance.

The following table shows the dollar values and pay mix percentages of our fiscal 2023 target direct pay opportunities for our NEOs:

	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)

David J. Wilson	850,000	850,000	1,700,000	2,975,000	4,675,000

President and Chief Executive Officer	18%	18%	36%	64%	100%

Gregory P. Rustowicz	475,000	332,500	807,500	760,000	1,567,500

Ex. Vice President, Finance and Chief Financial Officer	30%	21%	52%	48%	100%

Terrance J. Schadeberg	425,000	255,000	680,000	552,500	1,232,500

President, Americas	34%	21%	55%	45%	100%

Alan S. Korman	425,000	233,750	658,750	552,500	1,211,250

Sr. Vice President, Corp. Development, General Counsel and Secretary	35%	19%	54%	46%	100%

Bert A. Brant	400,000	220,000	620,000	520,000	1,140,000
Sr. Vice President, Global Operations	35%	19%	54%	46%	100%

Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual

Incentive Plan and PSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board. Our Compensation Committee is comprised entirely of independent directors, and our CEO does not participate in discussions related to his compensation when presented to the Board.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation

Committee has been mindful of the potential for risk taking by management to achieve certain

2023 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.

Additionally, the Company has adopted policies and programs, which encourage management not to take excessive risks including:

•	a minimum Earnings Before Interest and Taxes (“EBIT”) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;

•	stock ownership guidelines for all officers; and

•	a comprehensive clawback Policy.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclic nature of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in shareholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

Executive Officer	Fiscal 2022 Base Salary Adjustments ($)	Fiscal 2023 Base Salary ($)	Percentage Change

David J. Wilson President and Chief Executive Officer	62,500	850,000	7%

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	25,000	475,000	5%

Terrance J. Schadeberg President, Americas	14,313	425,000	3%

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	50,000	425,000	13%

Bert A. Brant Sr. Vice President, Global Operations	25,000	400,000	6%

66	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.

Drivers and targeted performance levels are based on the Board’s assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.

The Board reviews audited year-end results to determine whether targeted performance levels have been met.

The Board retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)

Maximum Performance Level (or higher)	200%

Target Performance Level	100%

Threshold Performance Level	50%

Below Threshold Performance Level	0%

Fiscal 2023 Annual Incentive Plan Design

The Annual Incentive Plan (“AIP”) for fiscal 2023 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer-term profitable growth. For fiscal 2023, forty percent (40%) of our NEOs’ target was based on EBIT at the consolidated level, forty percent (40%) was based on consolidated Free Cash Flow (which we define as cash flow from operations less capital expenditures) and twenty percent (20%) was Strategic Goals.

Drivers and associated weightings for fiscal 2023, which were established by the Board for each executive officer, are shown below. Lastly, no AIP will be earned unless Consolidated EBIT is positive.

Financial Measures and Weights—80% of Plan and Strategic Goals—20% of Plan

Fiscal 2023 Drivers (April 1, 2022 to March 31, 2023	David J. Wilson	Gregory P. Rustowicz	Terrance J. Schadeberg	Alan S. Korman	Bert A. Brant

Consolidated EBIT	40%	40%	40%	40%	40%

Consolidated Free Cash Flow	40%	40%	40%	40%	40%

Strategic Goals (Key Business Objectives)	20%	20%	20%	20%	20%

2023 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

Results

The fiscal year 2023 financial targets, performance achieved as a percent of target, and the fiscal year 2023 payout percentages under each Driver are shown below:

	Fiscal 2023 Annual Incentive Plan— EBIT and Free Cash Flow (Dollars in Millions)

Fiscal 2023 Drivers (April 1, 2022—March 31, 2023)	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Fiscal 2023 Performance % of Target
Consolidated EBIT(1)	88.0	110.0	132.0	105.9	91%
Consolidated Free Cash Flow(1)	53.6	63.0	72.5	64.8	119%
Strategic Goals (Key Business Objectives)(2)	0% to 200%				95%
(1)	Fiscal 2023, EBIT and Free Cash Flow were adjusted to eliminate the impact of divestitures, foreign exchange and certain other one-time items.
(2)	Strategic Goals percentage payout could range from 0% to 200%. Average NEOs Strategic payout was 95%.

Annual incentive targets, strategic and overall achievement percentages, as well as the overall incentive payment as a percentage of base salary awarded for fiscal 2023 are shown below:

Executive Officer	Annual Incentive Plan Target for Fiscal 2023 (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Adjusted Target Award)(1)	Actual Payout Based on Performance Achieved (% of Base Salary)

David J. Wilson President and Chief Executive Officer	100%	104%	104%

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	70%	104%	73%

Terrance J. Schadeberg President, Americas	60%	104%	62%

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	55%	104%	57%

Bert A. Brant Sr. Vice President Global Operations	55%	99%	54%
(1)	Overall Annual Incentive Plan Ratings were rounded to the nearest whole decimal.

68	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan

The objectives of our long-term incentive program are to:

•	link executive compensation and our long-term performance;

•	better align key associates with our business strategies and with our shareholders’ interests; and

•	provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	a competitive analysis;

•	the impact of the NEOs’ roles within our Company; and

•	the cost and share usage associated with the proposed plan.

Executive Officer	Long-Term Incentive Target for Fiscal 2023 (% of Base Salary)

David J. Wilson President and Chief Executive Officer	350%

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	160%

Terrance J. Schadeberg President, Americas	130%

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	130%

Bert A. Brant Sr. Vice President, Global Operations	130%

In fiscal 2023, the target long-term incentive mix for our NEOs consists of non-qualified stock options (one-third of target value), restricted stock or RSUs (one-third of target value), and PSUs (one-third of target value). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

2023 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal 2023:

Executive Officer	Target Number of PSUs(1) (#)	Options Granted (#)	RSUs Granted (#)	Shares Granted (#)

David J. Wilson President and Chief Executive Officer	27,617	93,908	27,617	—

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	7,055	23,990	7,055	—

Terrance J. Schadeberg President, Americas	5,129	17,441	5,129	—

Alan S. Korman Sr. Vice President, Corporate Development, General Counsel and Secretary	5,129	17,441	5,129	—

Bert A. Brant Sr. Vice President, Global Operations	4,828	16,415	4,828	—
(1)	Grant represents target value for fiscal 2023, granted on May 16, 2022.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 33% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 33% annually over the first through third anniversary from the grant date of awards.

PSUs

Grants of PSUs are made annually, with vesting dependent upon performance achieved against the relevant performance target. With respect to the PSUs that were granted to the NEOs in fiscal 2023, vesting of these PSUs will occur on the third anniversary of the date of grant based upon the Company’s ROIC performance in fiscal 2025 measured against the relevant ROIC performance targets for fiscal 2025.

For the PSUs granted in fiscal 2023, these PSUs are subject to vesting based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	Original Fiscal 2025 ROIC Targets	Percentage of Award(1)

Maximum ROIC For Fiscal 2025	10.0%	200.0%

Target ROIC for Fiscal 2025	8.5%	100.0%

Threshold ROIC for Fiscal 2025	5.5%	50.0%

Threshold not achieved		0.0%
(1)	Award will be interpolated based upon achievement between levels.

70	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The PSUs granted in fiscal 2023 are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this prospectus. The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders. Where possible, the program has been designed such that long-term incentives can qualify as performance-based compensation so that the expense associated with the program can be fully deductible for federal income tax purposes. PSUs are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price on the date of grant. The date of grant is the date of the Board meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.- based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates. Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs. The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the “CMCO Pension Plan”), provides an annual benefit beginning at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Effective March 31, 2012, the CMCO Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points. Participants who had attained 65 combined age and service points as of March 31, 2012, continued to accrue benefits. Subsequent to this, the CMCO Pension Plan was frozen to all participants as of December 31, 2017.

On January 1, 2018, we changed our 401(k) to a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based associates.

Associates may now contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is now standard for all associates, with 100% of the first 4% matched and all associates receiving a core contribution of 2% of eligible wages.

We maintain an Employee Stock Ownership Plan (“ESOP”) for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. The ESOP is considered a retirement benefit by the Company, in conjunction with its defined benefit pension and 401(k) retirement savings plans. Effective January 1, 2012, the ESOP was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the ESOP.

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a Company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan for excess contributions above the statutory limit. Employees may defer up to 75% of their base salary and up to 100% of annual short-term incentive cash compensation. Directors are permitted to defer up to 100% of their annual cash retainer amount. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

2023 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

With the exception of Mr. Wilson, the Company had no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims.

Change-In-Control Agreements

We have entered into change-in-control agreements with our NEOs and other officers and associates. The intent of these agreements is to provide executive officers with financial security in the event of a change-in-control to facilitate a transaction which may benefit shareholders but result in job loss to executives. The change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one-year term.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change-in-control of our Company (unless such termination is because of death, disability or for cause), or a NEO terminates his or her employment for good reason within six months preceding or 24 months after a change-in-control of our Company, (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years,(iv) unless otherwise provided in an equity award agreement, all options, restricted shares (RSUs) and performance shares (PSUs) become fully vested and (v) certain other specified payments. The events that trigger a change-in-control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation. For purposes of the change-in control agreements, good reason is defined to include (i) a material diminution in position, duties, responsibilities or status as in effect preceding the change in control, (ii) material reduction in annual base salary as in effect on the date of the change in control, (iii) required relocation, (iv) failure by the Company to pay any then-current compensation within specified periods and (v) certain failures by the Company to comply with employment termination procedures.

Tax and Accounting Considerations

We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when the Compensation Committee grants awards under our long-term incentive program, the Compensation Committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under

Section 162(m) of the Internal Revenue Code. However, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) became law, significantly amending Section 162(m). The Tax Act eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, but included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and not materially

72	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

modified after that date. Accordingly, commencing in 2018, the Company’s tax deduction with regard to compensation of covered employees generally will be limited to $1 million per taxable year for each officer. We will generally seek to preserve the deductibility of performance- based compensation by meeting the requirements of Section 162(m), as amended by the Tax Act, in accordance with the transition rule applicable to binding contract in effect on

November 2, 2017, to the extent practicable and in the best interests of the Company and its shareholders. Additionally, Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates. Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company, (collectively (i), (ii) and (iii) is referred to as “Detrimental Conduct”), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation (“Covered Plans”) received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional misconduct, in the Board’s or Compensation Committee’s judgment, alone or with others caused such restatement); and any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in detrimental conduct even in the absence of a subsequent restatement of our financial statements. The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

2023 PROXY STATEMENT	73

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2023, 2022 and 2021, for the President and CEO, CFO and each of the Company’s three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

David J. Wilson, President and Chief Executive Officer	2023	850,000	200,000	1,824,379	991,668	882,640	2,900	236,912	4,988,499
	2022	787,500	—	1,574,941	787,505	863,730	1,896	60,357	4,075,929
	2021	625,000	375,000	2,943,078	600,002	685,650	—	343,880	5,572,610

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	2023	475,000	200,000	466,053	253,334	345,268	4,499	131,439	1,875,593
	2022	450,000	—	573,331	286,670	345,492	6,886	31,376	1,693,755
	2021	415,403	150,000	493,481	166,163	246,845	5,111	34,651	1,511,654

Terrance J. Schadeberg President, Americas	2023	425,000	—	338,822	1,184,190	264,792	10	24,822	2,237,636
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	2023	425,000	—	338,822	184,177	242,726	5,314	22,563	1,218,602
	2022	375,000	—	399,184	199,561	226,215	4,656	11,008	1,215,624
	2021	357,958	100,000	375,929	107,390	179,985	4,574	6,511	1,132,347

Bert A. Brant Sr. Vice President, Global Operations	2023	400,000	—	318,938	173,342	217,448	22,998	24,697	1,157,423
	2022	375,000	—	399,810	199,917	226,215	40,140	18,131	1,259,213
	2021	—	—	—	—	—	—	—	—
(1)

For Messrs. Wilson and Rustowicz, the amount presented in the bonus column for fiscal year 2023 represents a one-time relocation bonus in the amount of $200,000. For Mr. Wilson, the amount presented in the bonus column for fiscal year 2021 represents a one-time sign-on cash bonus received in the amount of $375,000. For Messrs. Rustowicz, and Korman, the amounts presented in the bonus column for fiscal year 2021 represent special retention-related bonuses received in January 2021.

(2)

The amounts shown in this column reflect the aggregate grant date fair value for RSUs and PSUs granted in the year indicated under the Columbus McKinnon 2016 Long Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each RSU and PSU is equal to the market price of our common stock on the date of grant. PSUs are recognized as compensation expense based upon their grant date fair value and to the extent it is probable that the performance conditions will be met. The assumptions used in valuing the performance shares granted in fiscal 2021, 2022 and 2023 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2023 filed with the Securities and Exchange Commission on May 25, 2023.

(3)

The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under the Columbus McKinnon 2016 Long -Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants for fiscal 2021, 2022 and 2023 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2023 filed with the Securities and Exchange Commission on May 25, 2023. For fiscal 2023, the weighted-average assumptions used in calculating the grant date fair value of the stock options granted in fiscal 2023 reported in the option awards column are the following: (i) risk-free interest rate of 2.53%, (ii) expected life of 5.5 years, (iii) volatility factor of 0.330 and (iv) dividend yield of 0.81%. The weighted average grant date fair value of option awards granted on April 1, 2022 to Mr. Schadeberg is $13.19 per share based on the Black Scholes valuation approach. The weighted average grant date fair value of option awards granted to Mr. Wilson on June 1, 2020, is $9.66 per share based on the Black Scholes valuation approach.

(4)	Represents amounts earned under the Annual Incentive Plan.
(5)

Represents the aggregate change in actuarial value under the CMCO Pension Plan from April 1, 2022 to March 31, 2023, for Mr. Korman. Messrs. Wilson, Rustowicz, Schadeberg and Brant are not covered by a Company-sponsored pension plan. In accordance with SEC rules, to the extent the aggregate change in present value of a defined benefit plan for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the total column has not been adjusted to reflect the negative amount. In addition, the Company sponsors the NQDC Plan under which eligible participants may elect to defer a portion of their cash compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table below.

(6)

For Messrs. Wilson, Rustowicz, Schadeberg, Korman and Brant, the amount presented in all other compensation column for fiscal 2023 includes $49,423, $20,944, $753, $6,424, and $6,174, respectively, that the Company has contributed on behalf of such individual under the NQDC Plan. For additional information, see “—Non-qualified deferred compensation” below. For Messrs. Wilson and Rustowicz, the amount also includes relocation packages in the amount of $166,667 and $88,290 respectively. The remaining amounts for fiscal 2023 consist of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

74	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal 2023 to the NEOs in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, PSUs and RSUs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David J. Wilson President and Chief Executive Officer		425,000	850,000	1,700,000
	5/16/2022				13,809	27,617	55,234						912,189
	5/16/2022							27,617	(6)				912,189
	5/16/2022	—								93,908	(7)	33.12	991,668

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer		166,250	332,500	665,000
	5/16/2022				3,528	7,055	14,110						233,027
	5/16/2022							7,055	(6)				233,027
	5/16/2022									23,990	(7)	33.12	253,334

Terrance J. Schadeberg President, Americas		127,500	255,000	510,000
	4/1/2022									75,816	(8)	42.22	1,000,013
	5/16/2022				2,565	5,129	10,258						169,411
	5/16/2022							5,129	(6)				169,411
	5/16/2022									17,441	(7)	33.12	184,177

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary		116,875	233,750	467,500
	5/16/2022				2,565	5,129	10,258						169,411
	5/16/2022							5,129	(6)				169,411
	5/16/2022									17,441	(7)	33.12	184,177

Bert A. Brant Sr. Vice President, Global Operations		110,000	220,000	440,000
	5/16/2022				2,414	4,828	9,656						159,469
	5/16/2022							4,828	(6)				159,469
	5/16/2022									16,415	(7)	33.12	173,342
(1)	The grant date is the date on which the equity awards were approved by our Board.
(2)

Represents the potential payout range under the Annual Incentive Plan for fiscal 2023 discussed above. The final fiscal 2023 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)

Represents the potential payout range related to PSUs awarded to NEOs on the grant date, subject to achievement of ROIC performance targets for fiscal 2025, where 5.5% results in threshold achievement, 8.5% results in target achievement and 10.0% or greater results in maximum achievement. Each PSU will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.
(5)

Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each PSU and RSU is equal to the closing price of our common stock on the date of grant. A Black Scholes valuation approach has been utilized for valuing the options. For additional information on the assumptions used in valuing these awards, see footnotes 1 and 2 to the summary compensation table set forth above.

(6)

Represents RSUs granted under the fiscal 2023 long-term incentive program, which vest at a rate of 33% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change-in-control.

(7)

Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 33% per year beginning one year from the date of grant, except options that may vest earlier in the event of death, disability, retirement or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The weighted average grant date fair value of option awards granted on May 16, 2022, is $10.56 per share based on the Black Scholes valuation.

(8)

Represents the number of shares of our common stock underlying options awarded to the NEO on the grant date. The options vest at a rate of 33% per year beginning one year from the date of grant, except options that may vest earlier in the event of death, disability, retirement or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The weighted average grant date fair value of option awards granted on April 1, 2022 is $13.19 per share based on the Black Scholes valuation.

2023 PROXY STATEMENT	75

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to (i) unexercised stock options and (ii) PSUs and RSUs that have not vested and are outstanding as of March 31, 2023.

	Option Awards							RSU Awards			PSU Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

David J. Wilson President and Chief Executive Officer					N/A
	41,408	(12)	20,704	(12)		30.29	5/18/2030	7,573	(8)	281,413	50,719	(13)	1,884,718
	14,739	(15)	29,478	(15)		54.26	5/17/2031	10,068	(17)	374,127	15,103	(16)	561,227
			93,908	(18)		33.12	5/16/2032	27,617	(20)	1,026,248	27,617	(19)	1,026,248

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer					N/A
	11,716	(1)				24.94	5/18/2025	1,102	(18)	40,950	6,573	(9)	244,253
	28,333	(2)				15.16	5/23/2026	2,191	(7)	81,418	5,498	(16)	204,306
	19,500	(3)				24.33	5/22/2027	1,666	(14)	61,909	7,055	(19)	262,164
	11,897	(4)				38.70	5/22/2028	3,665	(17)	136,191
	10,067	(10)	3,355	(10)		35.16	5/20/2029	7,055	(20)	262,164
	13,778	(6)	6,889	(6)		25.52	5/18/2030
	5,366	(15)	10,730	(15)		54.26	5/17/2031
			23,990	(18)		33.12	5/16/2032

Terrance J. Schadeberg President, Americas					N/A
			75,816	(21)		42.22	4/1/2032	7,805	(5)	290,034	5,129	(19)	190,594
			17,441	(18)		33.12	5/16/2032	5,129	(20)	190,594

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary					N/A
	16,140	(2)				15.16	5/23/2026	712	(18)	26,458	4,248	(9)	157,856
	12,138	(3)				24.33	5/22/2027	1,416	(7)	52,619	3,828	(16)	142,248
	7,542	(4)				38.70	5/22/2028	1,666	(14)	61,909	5,129	(19)	190,594
	6,506	(10)	2,168	(10)		35.16	5/20/2029	2,552	(17)	94,832
	8,905	(6)	4,452	(6)		25.52	5/18/2030	5,129	(20)	190,594
	3,735	(15)	7,470	(15)		54.26	5/17/2031
			17,441	(18)		33.12	5/16/2032

Bert A. Brant Sr. Vice President, Global Operations					N/A
	7,743	(4)				38.70	5/22/2028	717	(18)	26,644	4,278	(9)	158,970
	6,552	(10)	2,184	(10)		35.16	5/20/2029	1,426	(7)	52,990	3,834	(16)	142,471
	8,968	(6)	4,483	(6)		25.52	5/18/2030	2,556	(17)	94,981	4,828	(19)	179,408
	3,742	(15)	7,483	(15)		54.26	5/17/2031	4,828	(20)	179,408
			16,415	(18)		33.12	05/16/2032
(1)	These options were granted May 18, 2015 and vest 25% per year beginning May 18, 2016.
(2)	These options were granted May 23, 2016 and vest 25% per year beginning May 23, 2017.
(3)	These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(4)	These options were granted May 22, 2018 and vest 25% per year beginning May 22, 2019
(5)	These RSUs were granted April 7, 2021 and vest 100% on the second anniversary of the grant date.
(6)	These options were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.
(7)	These RSUs were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.
(8)	These RSUs were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.
(9)	These PSUs were granted on May 18, 2020 and vest 100% on the third anniversary of the grant, May 18, 2023, based on ROIC for the full year ended March 31, 2023.

76	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(10)	These options were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(11)	These RSUs were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(12)	These options were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.
(13)	These PSUs were granted on June 1, 2020 and vest 100% on May 18, 2023, based on ROIC for the full year ended March 31, 2023.
(14)	These RSUs were granted July 20, 2020 and vest 33% per year beginning July 20, 2021.
(15)	These options were granted May 17, 2021 and vest 33% per year beginning May 17, 2022.
(16)	These PSUs were granted on May 17, 2021 and vest 100% on May 17, 2024, based on the ROIC for the full year ended March 31, 2024.
(17)	These RSUs were granted on May 17, 2021 and vest 33% per year beginning May 17, 2022.
(18)	These options were granted May 16, 2022 and vest 33% per year beginning May 16, 2023.
(19)	These PSUs were granted on May 16, 2022 and vest 100% on May 16, 2025, based on the ROIC for the full year ended March 31, 2025.
(20)	These RSUs were granted on May 16, 2022 and vest 33% per year beginning May 16, 2023.
(21)	These options were granted April 1, 2022 and vest 33% per year beginning April 1, 2025.

Options Exercised and Stock Vested

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to the exercise of stock options, and the vesting of PSUs and RSUs, in fiscal 2023:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

David J. Wilson President and Chief Executive Officer	—	—	31,944	1,086,718

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	—	—	8,003	264,494

Terrance J. Schadeberg President, Americas	—	—	—	—

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	—	—	6,296	206,753

Bert A. Brant Sr. Vice President, Global Operations	—	—	4,871	164,079
(1)

Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on NASDAQ multiplied by the number of shares acquired.

(2)	Represents the average of the high and low market price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits

The CMCO Pension Plan is a non-contributory, qualified defined benefit plan, which provides certain NEOs with retirement benefits. As defined in the CMCO Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the CMCO Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the CMCO Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. CMCO Pension Plan benefits are not subject to reduction for social security benefits.

2023 PROXY STATEMENT	77

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit, and (iii) payments received by him or her during fiscal 2023:

Name	Plan Name	Number of Years of Credited Service(1)		Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

David J. Wilson President and Chief Executive Officer	N/A(3)	—		—	—

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	N/A(3)	—		—	—

Terrance J. Schadeberg President, Americas	N/A(3)	—		—	—

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	0.17	(4)	8,042	—

Bert A. Brant Sr. Vice President, Global Operations	N/A(3)	—		—	—
(1)

Years of credited service determined as of March 31, 2023. For more information about our retirement program see “—Director Compensation—Elements of Our Compensation Program for NEOs” in this prospectus.

(2)

The present value of accumulated benefit under the CMCO Pension Plan is calculated as of March 31, 2023 using (i) a discount rate of 5.13% for the CMCO Pension Plan, (ii) the Pri-2012 mortality tables and generational projection using Scale MP-2021.

(3)	Messrs. Wilson, Rustowicz, Schadeberg and Brant were not covered by a Company sponsored pension plan.
(4)	Mr. Korman has an accrued benefit under the CMCO Pension Plan that was frozen at March 31, 2012.

78	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

The Company maintains the NQDC Plan under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program, see “—Director Compensation—Elements of Our Compensation Program for NEOs” in this prospectus.

Name	Executive Contributions in fiscal 2023	Company Contributions in fiscal 2023(1)	Aggregate earnings in fiscal 2023	Aggregate withdraws / distributions	Aggregate balance at 3/31/2023

David J. Wilson President and Chief Executive Officer	20,550	49,423	2,194	—	125,509

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	19,048	20,944	(4,970)	(27,609)	158,969

Terrance J. Schadeberg President, Americas	—	753	45	—	788

Alan S. Korman Sr. Vice President, Corporate Development, General Counsel and Secretary	—	6,424	3,316	—	50,576

Bert A. Brant Sr. Vice President, Global Operations	218,924	6,174	(56,882)	—	986,189
(1)

This column represents the Company’s matching contributions made under the NQDC Plan in fiscal 2023. These amounts are reflected in the All Other Compensation column of the summary compensation table set forth above.

Under the NQDC Plan, eligible participants, including our directors and U.S.-based NEOs, may elect to defer cash compensation. Eligible employees may elect to defer up to 100% of any annual bonus and either (i) up to 75% of their base salary and any commission, or (ii) up to 75% of their base salary and any commission that is in excess of the compensation limit in effect under Section 401(a)(17) of the Internal Revenue Code (“Section 401(a)(17)”) for the relevant plan year ($330,000 for 2023). Directors may elect to defer up to 100% of their annual retainer. The Company makes (i) a matching contribution equal to 100% of the first 4% of eligible compensation deferred by a participant (other than a non-employee director) that is in excess of the Section 401(a)(17) compensation limit, and (ii) a nonelective contribution equal to 2% of the participant’s eligible compensation that is in excess of the Section 401(a)(17) compensation limit. Participants’ NQDC Plan accounts are adjusted for gains and losses based on investment directions provided by participants. Participants may elect to receive payment of their NQDC Plan benefit upon a specified date, separation from service, disability or death, and in the form of a lump sum or monthly installments over 1-10 years, except that, upon a change in control, a participant’s vested benefit will automatically be paid in a lump sum. Participants may also withdraw amounts due to an unforeseeable emergency in accordance with Section 409A of the Internal Revenue Code.

2023 PROXY STATEMENT	79

COMPENSATION DISCUSSION AND ANALYSIS

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2023

•	Exercise of all options and vesting of all RSUs based on the closing market price of $37.16 per share of our common stock on March 31, 2023

Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in control ($)		Death ($)		Change in Control Only ($)

David J. Wilson President and Chief Executive Officer(7)	782,369	(1)	3,599,721	(2)	6,203,233	(3)	7,853,182	(4)	4,099,721	(5)	—	(6)

Gregory P. Rustowicz Ex. Vice President, Finance and Chief Financial Officer	2,022,507	(1)	3,015,018	(2)	2,132,122	(3)	5,709,522	(4)	3,490,018	(5)	—	(6)

Terrance J. Schadeberg President, Americas	496,955	(1)	1,289,348	(2)	586,859	(3)	2,650,683	(4)	1,714,348	(5)	—	(6)

Alan S. Korman Sr. Vice President, Corp. Development, General Counsel and Secretary	867,768	(1)	1,583,878	(2)	974,018	(3)	3,807,333	(4)	2,012,845	(5)	—	(6)

Bert A. Brant Sr. Vice President, Global Operations	475,829	(1)	1,091,510	(2)	521,983	(3)	3,163,960	(4)	1,491,510	(5)	—	(6)

(1)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and performance shares or RSUs which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal 2023. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)

Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)

Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP and (vii) awards under the Annual Incentive Plan earned in fiscal 2023. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination or (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had each such NEO’s continued to be employed by us for

80	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

three additional years, unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and earned performance shares or RSUs for which the vesting period has not been completed which become fully vested. For purposes of this calculation, we have also assumed that any PSUs for which the performance period has not yet been completed and, as a result, remain unearned will be assumed by the successor entity, and therefore are not included as part of the figure shown above. In addition, each NEO would be entitled to receive accrued salary through the date of termination
(5)

Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or RSUs and performance shares or RSUs which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal 2023. In addition, accrued salary through the date of termination would be paid out.

(6)

No payments or awards are provided unless restricted shares, RSUs, PSUs and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares, RSUs, PSUs and options, all restricted shares, options, RSUs, earned PSUs for which the vesting period has not been completed and unearned PSUs (which would become earned RSUs at target achievement levels) would be vested and payable to the NEOs.

(7)	Mr. Wilson’s post-employment payment scenarios were calculated in accordance with his employment agreement, filed with the SEC as of May 14, 2020.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2023, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	975,171	34.54	1,100,405

Equity compensation plans not approved by security holders	—	—	—

Total	975,171	34.54	1,100,405

2023 PROXY STATEMENT	81

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay Ratio

We believe executive pay must be market competitive and internally fair and equitable to motivate our associates to create shareholder value. The Compensation and Succession Committee monitors the relationship between the pay our executive officers receive and the pay of our associates to ensure we remain competitive, fair and equitable. The Compensation and Succession Committee reviewed the CEO pay total from the summary compensation table to the pay of our median employee’s compensation for the fiscal year ended March 31, 2023.

The compensation of our CEO in the fiscal year ended March 31, 2023 was approximately 75:1 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s proxy statement requirements pursuant to Item 402(u) of Regulation S-K. We determined the median employee through examination of the fiscal year 2023 annual total compensation, excluding the CEO, who were actively employed on March 31, 2023, the final day of the fiscal year. We included all employees by applying a recognized test as defined by labor law. As is permitted under the SEC rules, to determine our median employee, we used a consistently applied compensation definition that was not Summary Compensation Table total compensation and instead chose “total cash compensation.” We used a valid statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered (excluding our CEO). After identifying the median employee based on annual total compensation, we calculated this associate’s annual total compensation using the same methodology used for our named executive officers as set forth in the Company’s summary compensation table.

82	2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
Compensation Actually Paid Table
The following table sets forth information
concerning
the compensation of our NEOs for each of the
fiscal
years ended March 31, 2023, 2022, and 2021, and our financial performance for each such fiscal year:

Year	SCT Total for First CEO (1)	SCT Total for Second CEO (1)	CAP for First CEO (1)	CAP for Second CEO (1)	Avg. SCT Total for Other NEOs (1)	Avg. CAP to Other NEOs (1)	Value of Initial Fixed $100		Net Income	Adjusted EBIT (3)
							TSR	Peer Group TSR (2)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$4,988,499	$—	$3,561,113	$—	$1,641,908	$1,449,565	$151.72	$155.40	$48,429	$105,869
2022	$4,075,929	$—	$2,573,200	$—	$1,351,197	$798,978	$171.66	$147.62	$29,660	$95,589
2021	$5,572,610	$397,800	$9,019,389	$423,480	$1,169,073	$2,654,058	$212.53	$159.26	$9,106	$48,854
(1)
Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	First CEO	Second CEO	Other NEOs
2023	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz, and Schadeberg
2022	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz, and Wozniak
2021	Mr. Wilson	Mr. Fleming	Messrs. Korman, McCormick, Rustowicz, and Wozniak

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Dow Jones U.S. Diversified Industrials Index.
(3)	Adjusted EBIT is a non-GAAP measure. Adjusted EBIT is defined in the FY23 Financial Metrics section.
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
First Chief Executive Officer

Year	Summary Compensation Table Total	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year	Compensation Actually Paid
2023	$4,988,499	$—	$—	$2,816,047	$3,501,035	$—	$(1,616,943)	$(495,431)	$3,561,113
2022	$4,075,929	$—	$—	$2,362,446	$1,840,059	$—	$(993,714)	$13,371	$2,573,200
2021	$5,572,610	$—	$—	$3,543,080	$6,414,349	$575,510	$—	$—	$9,019,389

2023 PROXY STATEMENT	83

PAY VERSUS PERFORMANCE

Second Chief Executive Officer

Year	Summary Compensation Table Total	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year- End of Any Prior- Year Awards that Remain Unvested as of Year- End	Plus: Change in Fair Value as of Vesting Date of Any Prior-Year Awards that Vested During Applicable Year	Compensation Actually Paid
2023	$—	$—	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—	$—	$—
2021	$397,800	$—	$—	$254,079	$75,660	$204,099	$—	$—	$423,480
Average of Other Named Executive Officers

Year	Summary Compensation Table Total	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of Vesting Date of Any Prior-Year Awards that Vested During Applicable Year	Compensation Actually Paid
2023	$1,641,908	$—	$—	$814,420	$701,707	$—	$33,962	$(113,592)	$1,449,565
2022	$1,351,197	$—	$—	$668,073	$520,369	$—	$(404,240)	$(275)	$798,978
2021	$1,169,073	$2,962	$—	$467,863	$1,137,057	$—	$785,776	$30,014	$2,654,058

84	2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our First CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBIT, in each case, for the fiscal years ended March 31, 2021, 2022, and 2023.
TSR amounts
reported
in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
Compensation Actually Paid versus Total Shareholder Return

Compensation Actually Paid versus Net Income

2023 PROXY STATEMENT	85

PAY VERSUS PERFORMANCE

Compensation Actually Paid versus Adjusted EBIT

The graphs above demonstrate that over the measurement period, Compensation Actually Paid (CAP) for the CEO and NEOs generally trended directionally with the Company’s cumulative TSR. While both net income and Adjusted EBIT have increased over the relevant time period, we have set goals that were more demanding each year during the period. As such, changes in CAP largely were not impacted by those increases. During the time period, changes in CAP were largely attributable to the fluctuation in value of outstanding equity awards, which
correlate with increases and decreases in stock price and cumulative TSR.
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important
financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended March 31, 2023:

•	Adjusted EBIT

•	Adjusted Free Cash Flow

•	Adjusted ROIC
For additional details regarding our most important financial performance measures, please see the section[s] titled “Elements of our Compensation Program for NEOs” and “Components of Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

86	2023 PROXY STATEMENT

INTELLIGENT MOTION

205 Crosspoint Parkway | Buffalo, New York 14068
www.cmco.com

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/CMCO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-844-926-2035 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

Columbus McKinnon Corporation

Annual Meeting of Shareholders

For Shareholders of record as of May 30, 2023

TIME:	Monday, July 24, 2023 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/CMCO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned appoints David J. Wilson and Alan S. Korman, (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Columbus McKinnon Corporation, a New York corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually at www.proxydocs.com/CMCO on Monday, July 24, 2023 at 10:00 AM, ET and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

All votes for ESOP participants must be received by 11:59 PM, Eastern Time July 20, 2023.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Columbus McKinnon Corporation

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1.	To elect 9 Directors to hold office until the 2024 Annual Meeting and until their successors have been elected and qualified;
		FOR	AGAINST	ABSTAIN
	1.01 Gerald G. Colella	☐	☐	☐		FOR

	1.02 Kathryn V. Roedel	☐	☐	☐		FOR

	1.03 David J. Wilson	☐	☐	☐		FOR

	1.04 Heath A. Mitts	☐	☐	☐		FOR

	1.05 Aziz S. Aghili	☐	☐	☐		FOR

	1.06 Jeanne Beliveau-Dunn	☐	☐	☐		FOR

	1.07 Michael Dastoor	☐	☐	☐		FOR

	1.08 Chad R. Abraham	☐	☐	☐		FOR

	1.09 Rebecca Yeung	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2024;	☐	☐	☐		FOR

3.	To conduct a shareholder advisory vote on the compensation of our named executive officers;	☐	☐	☐		FOR

		1 YR	2 YR	3 YR	ABSTAIN
4.	To conduct a shareholder advisory vote on the frequency of our shareholder vote with respect to the compensation of our named executive officers; and	☐	☐	☐	☐	1 YEAR

5.	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date